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                                                                     EXHIBIT 2.1










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                            STOCK PURCHASE AGREEMENT


                                     among:

                         MOLECULAR DEVICES CORPORATION,
                             a Delaware corporation;


                                   CYTION SA,
                              a Swiss corporation;


                               JEAN-PIERRE ROSAT,
                             as Stockholders' Agent;


                                       and


                            THE SELLING STOCKHOLDERS.


                           ---------------------------

                            Dated as of July 6, 2001

                           ---------------------------





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SECTION 1. DESCRIPTION OF TRANSACTION........................................................1

        1.1    Additional Parties............................................................1

        1.2    Sale and Purchase of Shares...................................................1

        1.3    Purchase Price................................................................1

        1.4    Closing.......................................................................2

        1.5    Legend Requirements...........................................................2

        1.6    Stop-Transfer Restrictions....................................................3

        1.7    Milestone Payments............................................................3

        1.8    Accounting Consequences.......................................................6

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS....................................6

        2.1    Due Organization; Subsidiaries; Etc...........................................6

        2.2    Extract of Commercial Register, Articles of Incorporation and Bylaws..........7

        2.3    Capitalization, Etc...........................................................7

        2.4    Financial Statements..........................................................8

        2.5    Absence of Changes............................................................8

        2.6    Title to Assets..............................................................10

        2.7    Receivables..................................................................10

        2.8    Property; Leasehold..........................................................11

        2.9    Intellectual Property........................................................11

        2.10   Contracts....................................................................13

        2.11   Liabilities..................................................................15

        2.13   Certain Business Practices...................................................15

        2.14   Governmental Authorizations..................................................15

        2.15   Tax Matters and Social Security..............................................16

        2.16   Employee and Labor Matters; Benefit Plans....................................17

        2.17   Environmental Matters........................................................18

        2.18   Insurance....................................................................19

        2.19   Related Party Transactions...................................................19

        2.20   Legal Proceedings; Orders....................................................19

        2.21   Authority; Binding Nature of Agreement.......................................20

        2.22   Non-Contravention; Consents..................................................20

        2.23   Financial Advisor............................................................21

        2.24   Full Disclosure..............................................................21
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SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.......................21

        3.1    Title to Company Shares......................................................21

        3.2    Authority; Binding Nature of Agreements......................................21

        3.3    Non-Contravention; Consents..................................................21

        3.4    Capacity of Selling Stockholder..............................................22

        3.5    Securities Laws..............................................................22

        3.6    Full Disclosure..............................................................23

        3.7    Brokers......................................................................23

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................................23

        4.1    Organization, Standing and Power.............................................23

        4.2    SEC Filings; Financial Statements............................................23

        4.3    Capitalization, Etc..........................................................24

        4.4    Authority; Binding Nature of Agreement.......................................25

        4.5    Non-Contravention; Consents..................................................25

        4.6    Valid Issuance...............................................................26

        4.7    Absence of Changes...........................................................26

        4.8    Liabilities..................................................................26

        4.9    Legal Proceedings............................................................26

        4.10   Financial Advisor............................................................26

        4.11   Compliance with Regulation S.................................................26

SECTION 5. CERTAIN COVENANTS OF THE  FOUNDERS AND THE COMPANY...............................26

        5.1    Access and Investigation.....................................................26

        5.2    Operation of the Company's Business..........................................27

        5.3    Notification; Updates to Founders' Disclosure Schedule.......................29

        5.4    Notification; Updates to Purchaser Disclosure Schedule.......................29

        5.5    No Solicitation..............................................................30

        5.6    Execution of Agreement.......................................................30

        5.7    Disclosure...................................................................31

        5.8    Resignation of Directors.....................................................31

        5.9    Acceleration of Options......................................................31

        5.10   Termination of Employee Plans................................................31

        5.11   Termination of Agreements....................................................32
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        5.12   Employment and Noncompetition Agreements.....................................32

        5.13   Lock-Up Agreements...........................................................32

        5.14   Releases.....................................................................32

        5.15   Transfer of Assets...........................................................32

        5.16   Company Spending.............................................................32

        5.17   EPFL.........................................................................32

        5.18   Intellectual Property Assignments............................................32

        5.19   TransSense GmbH..............................................................32

SECTION 6. CERTAIN COVENANTS OF THE SELLING STOCKHOLDERS....................................33

        6.1    Disclosure...................................................................33

        6.2    Notification; Updates to Selling Stockholder's Disclosure Schedule...........33

        6.4    Resale Restrictions..........................................................33

        6.5    Transfer Restrictions........................................................34

        6.6    Parties to this Agreement....................................................34

        6.7    Termination of Agreements....................................................34

SECTION 7. ADDITIONAL COVENANTS OF THE PARTIES..............................................34

        7.1    Filings and Consents.........................................................34

        7.2    Regulatory Approvals.........................................................34

        7.3    Additional Agreements........................................................35

        7.4    Relocation of Company Facility...............................................35

        7.6    Delivery of Stock Certificates...............................................35

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER.............................35

        8.1    Accuracy of Representations..................................................36

        8.2    Performance of Covenants.....................................................36

        8.3    Execution of Agreement by All Stockholders...................................36

        8.4    Consents.....................................................................36

        8.5    Agreements and Documents.....................................................36

        8.6    No Restraints................................................................37

        8.7    No Governmental Litigation...................................................37

        8.8    No Other Litigation..........................................................38

        8.9    Absence of Material Adverse Effect on the Company............................38

        8.10   Regulation S Exemption.......................................................38
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        8.11   Termination of Employee Plans................................................38

        8.12   Employment Matters...........................................................38

        8.13   Intellectual Property Assignments............................................38

        8.14   TransSense GmbH..............................................................38

        8.15   EPFL.........................................................................38

SECTION 9.CONDITIONS PRECEDENT TO OBLIGATIONS OF
        THE COMPANY AND THE SELLING STOCKHOLDERS............................................39

        9.1    Accuracy of Representations..................................................39

        9.2    Performance of Covenants.....................................................39

        9.3    Documents....................................................................39

        9.4    No Restraints................................................................39

        9.5    No Governmental Litigation...................................................39

        9.6    Absence of Material Adverse Effect on the Purchaser..........................40

        9.7    No Other Litigation..........................................................40

SECTION 10. TERMINATION.....................................................................40

        10.1   Termination..................................................................40

        10.2   Termination Procedures.......................................................41

        10.3   Effect of Termination........................................................41

        10.4   Expenses.....................................................................42

SECTION 11. INDEMNIFICATION, ETC............................................................42

        11.1   Survival of Representations, Etc.............................................42

        11.2   Indemnification; Purchase Price Reduction....................................43

        11.3   Deductible...................................................................45

        11.4   Intentionally Omitted........................................................45

        11.5   No Contribution..............................................................45

        11.6   Defense of Third Party Claims................................................45

        11.7   Limitations..................................................................46

SECTION 12. MISCELLANEOUS PROVISIONS........................................................46

        12.1   Stockholders' Agent..........................................................46

        12.2   Amendment....................................................................47

        12.3   Waiver.......................................................................47

        12.4   Entire Agreement; Counterparts...............................................48
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        12.5   Applicable Law...............................................................48

        12.6   Arbitration..................................................................48

        12.7   Disclosure Schedules.........................................................49

        12.8   Attorneys' Fees..............................................................49

        12.9   Assignability................................................................49

        12.10  Notices......................................................................49

        12.11  Cooperation..................................................................51

        12.12  No Personal Liability of Directors of the Company............................51

        12.13  Construction.................................................................51
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                            STOCK PURCHASE AGREEMENT



        THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of July 6, 2001 by and among: MOLECULAR DEVICES CORPORATION, a Delaware corporation (the "PURCHASER"); CYTION SA, a Swiss corporation (the "COMPANY"); JEAN-PIERRE ROSAT, as Stockholders' Agent; and the parties identified on Exhibit A (the "SELLING STOCKHOLDERS"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

      A. The Purchaser, the Company and the Selling Stockholders intend to cause this Agreement to be executed prior to the Closing by the holders of all of the outstanding capital stock of the Company.

      B. The Selling Stockholders wish to sell all of the shares of the common stock of the Company (the "COMPANY SHARES") to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:

      SECTION 1. DESCRIPTION OF TRANSACTION

            1.1 ADDITIONAL PARTIES. At any time before the termination of this Agreement, the Purchaser will amend this Agreement, including, without limitation, Exhibit A, without the consent of the Company or the Selling Stockholders, to include as parties any stockholders of the Company not included on Exhibit A on the date of this Agreement who deliver an executed signature page to this Agreement. Such additional stockholders shall be deemed to be "Selling Stockholders" for all purposes of this Agreement, including, without limitation, Exhibit A, and any shares of common stock of the Company owned by such stockholders shall be deemed to be "Company Shares."

            1.2 SALE AND PURCHASE OF SHARES. At the Closing, the Selling Stockholders shall sell, assign, transfer and deliver the Company Shares to the Purchaser, and the Purchaser shall purchase the Company Shares from the Selling Stockholders, on the terms and subject to the conditions set forth in this Agreement.

            1.3 PURCHASE PRICE. The aggregate purchase price payable by the Purchaser for the Company Shares (the "PURCHASE PRICE") shall be 400,000 shares (as adjusted pursuant to Section 1.3(f)) of Purchaser Common Stock (the "SHARES") and, subject to this Section 1.3 and Section 1.7, up to US$20,500,000. The Purchase Price shall be paid by the Purchaser as set forth in Sections 1.3(a) - (e) and Section 1.7.

                  (a) At the Closing, the Purchaser shall (i) issue the Shares and (ii) pay US$7,500,000 to the Stockholders' Agent (collectively, the "CLOSING CONSIDERATION") in immediately available funds in accordance with the instructions of the Stockholders' Agent, to be distributed to the Selling Stockholders as set forth on Exhibit A.

                  (b) Subject to Section 1.7, in the event that Milestone A (as described in Exhibit C): (i) is achieved or deemed to be achieved on or before December 31, 2001 (the "MILESTONE A DEADLINE"), then the Purchaser shall pay US$1,600,000; (ii) is achieved or deemed to be achieved after the Milestone A Deadline but on or before February 28, 2002, then the Purchaser shall pay US$1,040,000; or (iii) is achieved or deemed to be achieved after February 28, 2002 but on or before April 30, 2002 (the "MILESTONE A EXTENDED DEADLINE"), then the Purchaser shall pay US$800,000; in each case in immediately available funds in accordance with the instructions of the Stockholders' Agent, to be distributed to the Selling Stockholders as set forth on Exhibit A.

                  (c) Subject to Section 1.7, in the event that Milestone B (as described in Exhibit D): (i) is achieved or deemed to be achieved on or before April 30, 2002 (the "MILESTONE B DEADLINE"), the Purchaser shall pay US$2,400,000; or (ii) is achieved or deemed to be achieved after the Milestone B Deadline but on or before June 30, 2002 (the "MILESTONE B EXTENDED DEADLINE"), then the Purchaser shall pay US$1,200,000; in each case in immediately available funds in accordance with the instructions of the Stockholders' Agent, to be distributed to the Selling Stockholders as set forth on Exhibit A.

                  (d) Subject to Section 1.7, in the event that Milestone C (as described in Exhibit E): (i) is achieved or deemed to be achieved on or before June 30, 2002 (the "MILESTONE C DEADLINE"), then the Purchaser shall pay US$4,000,000; (ii) is achieved or deemed to be achieved after the Milestone C Deadline but on or before September 30, 2002, then the Purchaser shall pay US$2,800,000; or (iii) is achieved or deemed to be achieved after September 30, 2002 but on or before December 31, 2002 (the "MILESTONE C EXTENDED DEADLINE"), then the Purchaser shall pay US$1,600,000; in each case in immediately available funds in accordance with the instructions of the Stockholders' Agent, to be distributed to the Selling Stockholders as set forth on Exhibit A.

                  (e) Subject to Section 1.7, in the event that Milestone D (as described in Exhibit F): (i) is achieved or deemed to be achieved on or before March 31, 2003 (the "MILESTONE D DEADLINE"), then the Purchaser shall pay US$5,000,000; or (ii) is achieved or deemed to be achieved after the Milestone D Deadline but on or before June 30, 2003 (the "MILESTONE D EXTENDED DEADLINE"), then the Purchaser shall pay US$2,500,000; in each case in immediately available funds in accordance with the instructions of the Stockholders' Agent, to be distributed to the Selling Stockholders as set forth on Exhibit A.

                  (f) If, prior to the Closing Date, the Purchaser recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock, securities convertible into shares of its capital stock or cash or other assets or securities, then the number of Shares issued as Closing Consideration will be adjusted appropriately.

                  (g) The Purchaser's obligation to make the payments contemplated by this Section 1.3 shall be subject to the Purchaser's rights of setoff set forth in Section 11 (as such rights of setoff are limited pursuant to Section 11).

            1.4 CLOSING. The closing of the sale of the Company Shares to the Purchaser (the "CLOSING") shall take place at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California, at 10:00 a.m. (California time) on a date to be designated by the Purchaser, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Sections 8 and 9. For purposes of this Agreement, "CLOSING DATE" shall mean the time and date as of which the Closing actually takes place.






                                       2.

            1.5 LEGEND REQUIREMENTS. Each certificate representing Shares shall (unless otherwise permitted by the provisions of this Agreement) be imprinted with a legend substantially similar to the following (in addition to any legend required under applicable securities laws or as provided elsewhere in this Agreement):

           "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT."

            1.6 STOP-TRANSFER RESTRICTIONS. The Purchaser will not register any transfer of the Shares that is not made: (a) in accordance with the provisions of Regulation S; (b) pursuant to registration under the Securities Act; or (c) pursuant to an available exemption from registration.

            1.7   MILESTONE PAYMENTS.

                  (a) If the Purchaser determines that a Milestone has been achieved or deemed achieved, the Purchaser shall deliver to the Stockholders' Agent a written notice stating that a Milestone has been achieved or deemed achieved, and the Purchaser shall make the appropriate Milestone payment contemplated in Section 1.3 within five business days of such written notice.

                  (b) If the Stockholders' Agent believes a Milestone has been achieved or should be deemed to have been achieved, he may deliver a notice ("MILESTONE NOTICE") to the Purchaser. Each Milestone Notice shall state that the Stockholders' Agent believes that a Milestone has been achieved or should be deemed to have been achieved pursuant to Section 1.7(c) and contain a brief description of the circumstances supporting the Stockholders' Agent's belief that a Milestone has been achieved or should be deemed to have been achieved. After the receipt by the Purchaser of a Milestone Notice, the parties shall arrange for a mutually agreeable time (not later than 30 days after such receipt by the Purchaser of a Milestone Notice) for the Stockholders' Agent to demonstrate the achievement of the applicable Milestone. If, after such demonstration, the Purchaser agrees with Stockholders' Agent as to the matters set forth in a Milestone Notice, the Purchaser shall make the appropriate Milestone payment contemplated in Section 1.3 within five business days after the Purchaser acknowledges its agreement as to the matters set forth in a Milestone Notice. If, after such demonstration, the Purchaser does not agree with Stockholders' Agent as to the matters set forth in a Milestone Notice, the Purchaser shall deliver a written notice of disagreement with matters set forth in the Milestone Notice ("DETERMINATION NOTICE") to the Stockholders' Agent within 45 days after its receipt of a Milestone Notice. The determination by the Purchaser shall be binding unless the Stockholders' Agent gives written notice ("DETERMINATION RESPONSE NOTICE") of disagreement with the determination to the Purchaser within 30 days after its receipt of the Purchaser's Determination Notice, specifying the nature and extent of such disagreement in sufficient specificity to allow the Purchaser to investigate and respond to each element of such disagreement. If the Purchaser does not send a Determination Notice to the Stockholders' Agent within 45 days of the receipt of a Milestone Notice, the Purchaser shall be presumed to agree with the matters set


                                       3.

forth in the Milestone Notice and shall make the appropriate Milestone payment contemplated by Section 1.3 within five business days after the termination of such 45-day period. The Purchaser and the Stockholders' Agent agree to negotiate in good faith to resolve any dispute relating to any determination by the Purchaser. Within five business days after the resolution of any dispute through negotiation between the parties, the Purchaser shall pay to the Stockholders' Agent, to be distributed to the Selling Stockholders as set forth in Exhibit A, the amount, if any, agreed between the parties. If the Stockholders' Agent and the Purchaser are unable to resolve any dispute relating to any determination by the Purchaser within 30 days after receipt by the Purchaser of a Determination Response Notice, the Stockholders' Agent and the Purchaser will attempt to resolve such disagreement by mediation with a single mediator ("MEDIATOR") mutually selected by the Purchaser and the Stockholders' Agent. It is the intention of the parties that the Mediator be expert in the type of work carried out by the Company. Each party shall bear its own costs related to the mediation. The fees and disbursements of the Mediator shall be shared equally by the Purchaser and the Selling Stockholders. Within five business days after the resolution of any dispute through the Mediator, the Purchaser shall pay to the Stockholders' Agent, to be distributed to the Selling Stockholders as set forth in Exhibit A, the amount, if any, agreed between the parties and specified by the Mediator. If the Stockholders' Agent and the Purchaser are unable to resolve any dispute relating to any determination by the Purchaser within 90 days after receipt by the Purchaser of a Determination Response Notice (or within 60 days after receipt by the Purchaser of a Determination Response Notice if the Purchaser and Stockholders' Agent are unable to agree on a Mediator by such date) (the "DETERMINATION RESOLUTION PERIOD"), the disagreement shall be resolved by final and binding arbitration in New York, New York and administered by the International Chamber of Commerce in accordance with its then-existing arbitration rules or procedures regarding commercial or business disputes. The arbitration shall be before a panel of three (3) arbitrators ("MILESTONES ARBITRATORS") skilled in issues directly relating to the business of the
Purchaser: one selected by the Purchaser; one selected by the Stockholders' Agent; and the third selected by the first two Milestones Arbitrators. If the Purchaser or the Stockholders' Agent fails to select a Milestones Arbitrator within ten (10) days following the expiration of the Determination Resolution Period, then the other shall be entitled to select the second Milestones Arbitrator. The parties agree to use all reasonable efforts to cause the arbitration to be concluded within 60 days after the appointment of the mutually-selected Milestones Arbitrator or the last of the three Milestones Arbitrators, as the case may be, and to use commercially reasonable efforts to cause the decision of the Milestones Arbitrators to be furnished within 75 days after the appointment of the mutually-selected Milestones Arbitrator or the last of the three Milestones Arbitrators, as the case may be. The parties further agree that discovery shall be completed at least 10 days prior to the date of the arbitration hearing. The final decision of the Milestones Arbitrators shall determine whether the Milestone has been achieved or should be deemed to have been achieved and shall set forth the amount to be paid, if any, by the Purchaser to the Stockholders' Agent within five business days, to be distributed to the Selling Stockholders as set forth in Exhibit A. The final decision of the Milestones Arbitrators shall be furnished to the Stockholders' Agent and the Purchaser in writing and shall constitute a conclusive determination of the issue(s) in question, binding upon the Stockholders' Agent, the Selling Stockholders and the Purchaser and shall not be contested by any of them. The parties shall each pay their own expenses, including legal fees, in any arbitration, and the non-prevailing party in any arbitration shall pay the fees and expenses associated with the arbitration (including the Milestones Arbitrators' fees and expenses). For purposes of this Section 1.7(b), the non-prevailing party shall be determined solely by the Milestones Arbitrators. The dispute resolution procedures set forth in this Section 1.7(b) shall apply to any disputes with respect to the provisions of Sections 1.7(c) or 1.7(d).

                  (c) In the event that the Purchaser fails to provide the Company with Support within a reasonable timeframe after receipt by the Purchaser of a written notice detailing Support requested by the Stockholders' Agent in accordance with the Budget attached hereto as Exhibit M, such Milestone shall be deemed achieved for the purposes of this Section 1.7. For the purposes of this Section 1.7, "SUPPORT" shall mean the allocation of funds as set forth in the Budget attached hereto as Exhibit M


                                       4.

(it being understood that under no circumstances will the Purchaser have an obligation in any given calendar quarter to allocate to the Company funds in excess of those allocated for such quarter in the Budget). Notwithstanding the foregoing, "Support" may be increased to include an allocation of funds 10% in excess of the amounts set forth in the Budget with the written consent of the Purchaser. In the event that the Purchaser provides such Support within a reasonable timeframe after receipt of such notice from the Stockholders' Agent, but such timeframe exceeds ten business days, then the number of business days by which the timeframe exceeds ten business days shall be added to all deadlines (including Extended Milestone Deadlines) relating to the applicable Milestones. The Purchaser agrees to provide the Company with Support through the Milestone A Extended Deadline. In the event that Milestone A is achieved, or deemed achieved, on or prior to the Milestone A Extended Deadline, then the Purchaser shall provide the Company with Support through the Milestone B Extended Deadline. If Milestone A is not achieved, or deemed achieved, on or prior to the Milestone A Extended Deadline, then the Purchaser shall not be obligated to provide the Company with any additional Support. In the event that Milestone B is achieved, or deemed achieved, on or prior to the Milestone B Extended Deadline, then the Purchaser shall provide the Company with Support through the Milestone C Extended Deadline. If Milestone B is not achieved, or deemed achieved, on or prior to the Milestone B Extended Deadline, then the Purchaser shall not be obligated to provide the Company with any additional Support. In the event that Milestone C is achieved, or deemed achieved, on or prior to the Milestone C Extended Deadline, then the Purchaser shall provide the Company with Support through the Milestone D Extended Deadline at a level substantially similar to the amount of Support provided in the Budget for the first two quarters of 2002. If Milestone C is not achieved, or deemed achieved, on or prior to the Milestone C Extended Deadline, then the Purchaser shall not be obligated to provide the Company with any additional Support. If Milestone D is not achieved, or deemed achieved, on or prior to the Milestone D Extended Deadline, the Purchaser shall not be obligated to provide the Company with any additional Support. In the event that the Purchaser terminates the employment relationship of either of the Founders without Cause (as defined below) prior to the Milestone A Extended Deadline, all Milestones shall be deemed achieved for the purposes of this Section 1.7. In the event that the Purchaser terminates the employment relationship of either of the Founders without Cause after the achievement of Milestone A, but prior to the Milestone B Extended Deadline, Milestones B, C and D shall be deemed achieved for the purposes of this Section
1.7. In the event that the Purchaser terminates the employment relationship of either of the Founders without Cause after the achievement of Milestones A and B, but prior to the Milestone C Extended Deadline, Milestones C and D shall be deemed achieved for the purposes of this Section 1.7. In the event that the Purchaser terminates the employment relationship of either of the Founders without Cause after the achievement of Milestones A, B and C, but prior to the Milestone D Extended Deadline, Milestone D shall be deemed achieved for the purposes of this Section 1.7. The Purchaser agrees that, unless and until an Extended Milestone Deadline for any Milestone has occurred without such Milestone having been achieved or deemed to have been achieved, it shall not cause the employment of any employee of the Company, other than the Founders, to be terminated without Cause without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld (after giving consideration to the Purchaser's policies and procedures for its current employees). For purposes of this Section 1.7, "CAUSE" means the occurrence of any one or more of the following: (i) an employee's conviction of, or an employee's guilty plea or plea of no contest with respect to, a felony, any crime involving moral turpitude or any crime involving dishonesty; (ii) an employee's participation in a material fraud or material act of dishonesty against the Purchaser or its affiliated entities, including the Company; or (iii) the material violation of any contract between an employee and the Purchaser or its affiliated entities, including the Company, the material violation of any statutory duty an employee owes the Purchaser or its affiliated entities, including the Company, or the material violation of the written employment policies of the Purchaser or its affiliated entities, including the Company; provided, however, that, with respect to clauses (ii) and (iii), if a material violation is curable by such employee within thirty (30) days and such employee is continuing to exercise all reasonable efforts to cure such violation, then the Purchaser shall not terminate the employment relationship with such employee during such thirty-day period (or after such period if the employee cures



                                       5.

the violation). The Purchaser agrees to manage the business of the Company in good faith without the intention of interfering with the ability of the Selling Stockholders to earn the Milestones. Unless and until an Extended Milestone Deadline for any Milestone has occurred without such Milestone having been achieved or deemed to have been achieved, the Purchaser shall not hire or solicit the employees of the Company or transfer such employees to other divisions within the Purchaser, without obtaining the prior written consent of the Stockholders' Agent (which consent shall not be unreasonably withheld).

                  (d) The Purchaser and the Stockholders' Agent may agree in writing to modify any of the Milestones, but either party may decline a modification requested by the other party for any or no reason. In the event that the Purchaser requires the Company to pursue a modified Milestone program not agreed to in writing by the Stockholders' Agent, then such Milestone (as well as any other Milestone impacted by the change) shall be deemed achieved.

            1.8 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Acquisition is intended to be accounted for as a "purchase."

      SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

      Except as disclosed in the disclosure schedule dated as of the date hereof and delivered by the Founders to the Purchaser simultaneously herewith (the "FOUNDERS' DISCLOSURE SCHEDULE"), each of the Founders represents and warrants, to and for the benefit of the Indemnitees, as follows:

            2.1   DUE ORGANIZATION; SUBSIDIARIES; ETC.

                  (a) The Company has no Subsidiaries, and the Company neither owns, directly or indirectly, beneficially or of record, any capital stock of, or any equity interest of any nature in, any other Entity. The Company has not agreed to make, is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in Part 2.1(a) of the Founders' Disclosure Schedule, the Company has never, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                  (b) The Company is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as it is currently proposed to be conducted in the Milestones; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (c) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company.

                  (d) Except as set forth in Part 2.1(d) of the Founders' Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Cytion".

                  (e) Part 2.1(e) of the Founders' Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of the Company, (ii) the names of the members of each committee of the board of directors of the Company, and (iii) the names and titles of each of the officers of the Company.


                                       6.

            2.2 EXTRACT OF COMMERCIAL REGISTER, ARTICLES OF INCORPORATION AND BYLAWS. The Company has delivered to the Purchaser (a) certified copies of (i) the extract of the commercial register of the Company as it is currently in effect, and (ii) the articles of incorporation (or other charter or organizational document) as currently in effect, and (b) accurate and complete copies of (i) the organization bylaws adopted by the board of directors, (ii) the stock records, (iii) the minutes and other records of the meetings and other proceedings of the stockholders, the board of directors and all committees of the board of directors, and (iv) other charter and organizational documents of the Company, including all amendments thereto. There have been no formal meetings or other proceedings of the stockholders, the board of directors, or any committee of the board of directors of the Company that are not included in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws (or other charter or organizational document), and the Company has never taken any action that is inconsistent with any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Company. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices.

            2.3   CAPITALIZATION, ETC.

                  (a) (i) The issued share capital of the Company is CHF
214,000 and consists of 21,400 shares of Company Common Stock, fully paid in and outstanding as of the date hereof. Part 2.3(a)(i) of the Founders' Disclosure Schedule sets forth by name the stockholders of the Company, the number of shares of Company Common Stock owned by each stockholder and the certificate number as of the date hereof. (ii) The conditional share capital of the Company is CHF 17,800. Except as set forth in Part 2.3(a)(ii) of the Founders' Disclosure Schedule, the full amount of the conditional share capital of the Company is still at the disposition of the board of directors of the Company.
(iii) The Company has no authorized share capital. (iv) The Company holds 1,000 shares of its capital stock in its treasury, but has not repurchased any other shares of its capital stock. (v) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. (vi) Except as set forth in Part 2.3(a)(vi) of the Founders' Disclosure Schedule: (A) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of first offer or any similar right created by the Company or imposed under applicable law with respect to capital stock of the Company; (B) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (C) except for the Shareholder Agreement set forth on Part 2.3(a)(vi) of the Founders' Disclosure Schedule, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. (vii) The Company is neither under any obligation, nor bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

                  (b) As of the date hereof, 1,118 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock and 100 shares of treasury stock are subject to promised shares grants. Part 2.3(b) of the Founders' Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; and (vi) the applicable vesting schedules (which applicable vesting schedule may be provided by means of a general description of the vesting schedules applicable to outstanding Company Options), and the extent to which such Company Option is vested and exercisable



                                       7.

as of the date of this Agreement. The Company has delivered to the Purchaser accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, the forms of all stock option agreements evidencing such options. The exercise price of each Company Option is set forth in Part 2.3(b) of the Founders' Disclosure Schedule.

                  (c) Except as set forth in Section 2.3(b) of the Founders' Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) any condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company from the Company.

                  (d) All outstanding shares of Company Common Stock, all outstanding Company Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirement, and (ii) all material requirements set forth in applicable Contracts.

            2.4   FINANCIAL STATEMENTS.

                  (a) The Company has delivered to the Purchaser the following financial statements and notes (collectively, the "COMPANY FINANCIAL STATEMENTS"):

                        (i) The audited balance sheets of the Company as of December 31 of each year since the inception of the Company and the related audited income statements and statements of stockholders' equity for each of the years then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young relating thereto; and

                        (ii) The unaudited balance sheet of the Company as of April 30, 2001 (the "UNAUDITED INTERIM BALANCE SHEET") and the related unaudited statement of operations for the four months then ended.

                  (b) The Company Financial Statements present fairly in all material respects the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the period covered thereby. The Company Financial Statements have been prepared in accordance with Swiss generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.)

            2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Founders' Disclosure Schedule, since January 1, 2001:

                  (a) there has not been any Material Adverse Effect on the Company, and no event has occurred that would reasonably be expected to result in any Material Adverse Effect on the Company;



                                       8.

                  (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

                  (c) the Company has never (i) declared, accrued, set aside or paid any dividend or made any other distribution with respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities other than capital stock acquired from employees or consultants upon the termination of their employment or consulting relationship with the Company after the date hereof;

                  (d) the Company has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding, (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Founders' Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

                  (f) there has been no amendment to the articles of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                  (g) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                  (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since January 1, 2001, exceeds CHF 100,000 in the aggregate;

                  (i) except in connection with product sales in the ordinary course of business and consistent with past practices, the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract, or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

                  (j) except in the ordinary course of business and consistent with past practices, the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person or (iii) waived or relinquished any material right;

                  (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for (i) liens for current taxes which are not yet due and payable or (ii) pledges and Encumbrances that are not material;

                  (l) the Company has not (i) lent money to any Person, except for advances to employees for business expenses, in each case, in the ordinary course of business and consistent with past practices, or (ii) incurred or guaranteed any indebtedness for borrowed money;



                                       9.

                  (m) the Company has not (i) established or adopted any Plan or (ii) caused or permitted any Plan to be amended in any material respect;

                  (n) the Company has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except pursuant to existing bonus plans and other Plans referred to in Part 2.16(a) of the Founders' Disclosure Schedule;

                  (o) the Company has not changed any of its methods of accounting or accounting practices;

                  (p)   the Company has not made any Tax election;

                  (q)   the Company has not settled any Legal Proceeding;

                  (r) the Company has not entered into any material transaction or taken any other material action that, in either case, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

                  (s)   the Company has not entered into any material

transaction or taken any other material action, in either case, outside the ordinary course of business or inconsistent with past practices; and

                  (t) the Company has not agreed or committed to take any of the actions referred to in the foregoing subsections of this Section 2.5.

            2.6 TITLE TO ASSETS. The Company owns, and has good, valid and marketable title to, all tangible personal property purported to be owned by the Company, including: (a) all tangible personal property reflected on the Unaudited Interim Balance Sheet (except for (i) inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet and (ii) accounts receivable and notes receivable paid in full in accordance with their terms); and (b) all other assets reflected in the books and records of the Company as being owned by the Company. Except as set forth in Part 2.6(a) of the Founders' Disclosure Schedule, all of said items of tangible personal property are owned by the Company free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable,
(ii) liens described in Part 2.6(a) of the Founders' Disclosure Schedule, and
(iii) such liens or other imperfections of title as do not materially detract from the value of or interfere with the use of the property affected thereby in the manner in which the Company's business is currently being conducted and as it is currently proposed to be conducted in the Milestones. Part 2.6(b) of the Founders' Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased.

            2.7 RECEIVABLES. All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 1, 2001 and have not yet been collected) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable, which reserve is set forth in the Company Financial Statements. Between May 1, 2001 and the date of this



                                      10.

Agreement, except as disclosed in Part 2.7 of the Founders' Disclosure Schedule, the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness. Part 2.7 of the Founders' Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by the Company to any employee, director, consultant or independent contractor, other than routine travel advances and other expenses made to employees, directors, consultants or independent contractors in the ordinary course of business.

            2.8 PROPERTY; LEASEHOLD. The material items of equipment and other tangible assets owned by, used by or leased to the Company are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted and as it is currently proposed to be conducted in the Milestones (except for equipment to be purchased by the Company in accordance with the Budget and for equipment or tangible assets generally available to the public). The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Founders' Disclosure Schedule.

            2.9   INTELLECTUAL PROPERTY.

                  (a) Part 2.9(a)(i) of the Founders' Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Founders' Disclosure Schedule identifies and provides a brief description of all Proprietary Assets that are not listed in Part 2.9(a)(i) of the Founders' Disclosure Schedule that are owned by the Company and that are material to the business of the Company as it is currently being conducted and as it is currently being proposed to be conducted in the Milestones. Part 2.9(a)(iii) of the Founders' Disclosure Schedule (i) identifies each Proprietary Asset that is licensed or otherwise made available to the Company by any Person and is material to the business of the Company as it is currently being conducted and as it is currently being proposed to be conducted in the Milestones (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and (ii) identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. Part 2.9(a)(iii) of the Founders' Disclosure Schedule sets forth, with respect to each Proprietary Asset required to be identified in Part 2.9(a)(iii) of the Founders' Disclosure Schedule, (i) a brief description of such Proprietary Asset, (ii) the names of the jurisdictions covered by the applicable license and (iii) the licensor of such Proprietary Asset. To the Knowledge of the Founders, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Founders' Disclosure Schedule, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable and such Encumbrances as would not have a Material Adverse Effect on the Company. The Company has a valid right to use, license and otherwise exploit, in accordance with the terms of the applicable Company Contract, all Proprietary Assets identified in Part 2.9(a)(iii) of the Founders' Disclosure Schedule. The Company has not developed jointly with any other Person any Company Proprietary Asset that is material to the business of the Company as it is currently being conducted and as it is currently being proposed to be conducted in the Milestones with respect to which such other Person has any rights to such Company Proprietary Asset. Except as set forth in Part 2.9(a)(iv) of the Founders' Disclosure Schedule, there is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to the Purchaser and the licenses set forth on Part 2.9(a)(iii) of the Founders' Disclosure Schedule) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset that is material to the business of the Company as it is currently being conducted and as it is currently being proposed to be conducted in the Milestones.

                  (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Company Proprietary Assets that are material to the business of the Company as it is currently being conducted and as it is currently being proposed to be



                                      11.

conducted in the Milestones. Without limiting the generality of the foregoing and except as would not have a Material Adverse Effect on the Company, (i) all current and former employees of the Company has executed and delivered to the Company an agreement that is substantially identical to the form of Engagement relatif aux inventions et autres droits, confidentialite et prohibition de concurrence listed in Part 2.9(b) of the Founders' Disclosure Schedule and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement that is substantially identical to the form of Agreement for Consulting Services listed in Part 2.9(b) of the Founders' Disclosure Schedule. To the Knowledge of the Founders, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Company Proprietary Asset that is material to the business of the Company as it is currently being conducted and as it is currently being proposed to be conducted in the Milestones.

                  (c) To the Knowledge of the Founders, (i) all patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that has been substantially developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, substantially developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted, is currently being conducted and is proposed to be conducted in the Milestones. The Company has not
(i) licensed any of the Company Proprietary Assets to any Person on an exclusive basis or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (e) Except as set forth in Part 2.9(e) of the Founders' Disclosure Schedule, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person (except for employees of the Company, consultants of the Company and others who have signed the Company's standard form of nondisclosure agreement) of any Company Source Code. There is no contract between the Company and any Person pursuant to which the Company has deposited (except for employees of the Company, consultants of the Company and others who have signed the Company's standard form of nondisclosure agreement) or is required to deposit with an escrowholder or any other Person any Company Source Code, and the execution of this Agreement or the consummation of any of the transactions contemplated hereby will not result in the release or disclosure of any Company Source Code.

                  (f) Except with respect to demonstration or trial copies, no product, system, program or software module (i) designed or developed or (ii) sold, licensed or otherwise made available by the Company to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.



                                      12.

            2.10  CONTRACTS.

                  (a) Part 2.10 of the Founders' Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract" as of the date of this Agreement. (For purposes of this Agreement, each of the following Contracts (to the extent that the Company has (or may have) any Liability thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "MATERIAL CONTRACT"):

                        (i) any Company Contract relating to the employment of, or the performance of services by, any employee or consultant of the Company (other than any offer letter provided to any employee of the Company which provides for "at will" employment); any Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments with respect of salary) in excess of CHF 50,000 to any current or former employee or director;

                        (ii) any Company Contract with respect to the distribution, marketing or sale of any product of the Company;

                        (iii) each Company Contract creating or involving any
                  agency relationship, distribution arrangement or franchise relationship;

                        (iv) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or Liabilities;

                        (v) each Company Contract relating to the grant of rights to manufacture, produce, assemble, license, market, or sell the Company's products or services to any other person or otherwise affecting the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services;

                        (vi) any Company Contract pursuant to which any third party licenses to the Company (or otherwise permits the Company to use) any Intellectual Property that is incorporated as a component of any product of the Company or is otherwise material to the business of the Company (other than "off the shelf" or other software used in the business of the Company (but not incorporated as a component of any product of the Company) which is widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations);

                        (vii) any Company Contract relating to (A) the license
                  of any Company Proprietary Asset to or from the Company, or
                  (B) the development of any Company Proprietary Asset;

                        (viii) any Company Contract which provides for
                  indemnification of any officer, director, employee or agent;

                        (ix) any Company Contract imposing any restriction on the right or ability of the Company: (A) to compete with any other Person, (B) to acquire any



                                      13.

                  product or other asset or any services from any other Person,
                  (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                        (x) any Company Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to Company Options, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

                        (xi) any Company Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation;

                        (xii) any Company Contract relating to any currency
                  hedging;

                        (xiii) any Company Contract imposing any confidentiality
                  obligation on the Company;

                        (xiv) any Contract to which any Governmental Body is a
                  party; and any other Contract directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body), except for standard purchase orders entered into in the ordinary course of business for the license, maintenance or service of products;

                        (xv) any Contract with obligations in excess of CHF 50,000 that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                        (xvi) any Contract requiring that the Company give any
                  notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                        (xvii) any Contract that (A) contemplates or involves
                  the payment or delivery of cash or other consideration by the Company in an amount or having a value in excess of CHF 75,000 in the aggregate, (B) contemplates or involves the payment or delivery of cash or other consideration to the Company in an amount or having a value in excess of CHF 75,000 in the aggregate, or (C) contemplates or involves the performance of services by the Company having a value in excess of CHF 75,000 in the aggregate; and

                        (xviii) any Contract (not otherwise identified in
                  clauses "(i)" through "(xvii)" of this sentence), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Company.


                                      14.

                  (b) The Company has delivered or made available to the Purchaser and to Cooley Godward LLP an accurate and complete copy of (i) each Material Contract; (ii) each Company Contract (to the extent that the Company has (or may have) any Liability thereunder or with respect thereto after the date of this Agreement) of the type referred to in Section 2.9; (iii) each Company Contract (to the extent that the Company has (or may have) any Liability thereunder or with respect thereto after the date of this Agreement) with any customer of the Company; and (iv) each other Company Contract (not otherwise identified in clauses "(i)" through "(iii)" of this sentence) that is material to the business of the Company.

                  (c) Each Material Contract is valid and in full force and effect, and is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (d) (i) The Company has not violated or breached in any material respect, or committed any default under, any Material Contract; and, to the Knowledge of the Founders, no other Person has violated or breached, or committed any material default under, any Material Contract; (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach by the Company in any material respect of any of the provisions of any Material Contract, (B) give the Company the right to declare a default or exercise any material remedy under any Material Contract, (C) give the Company the right to receive or require a rebate, chargeback or penalty under any Material Contract, (D) give the Company the right to accelerate the maturity or performance of any Material Contract, or (E) give the Company the right to cancel, terminate or modify in any material respect any Material Contract; (iii) to the Knowledge of the Founders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach, by any Person other than the Company, in any material respect of any of the provisions of any Material Contract, (B) give any Person other than the Company the right to declare a default or exercise any material remedy under any Material Contract, (C) give any Person other than the Company the right to receive or require a rebate, chargeback or penalty under any Material Contract,
(D) give any Person other than the Company the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person other than the Company the right to cancel, terminate or modify in any material respect any Material Contract; and (iv) since the inception of the Company, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract.

            2.11 LIABILITIES. The Company has no Liabilities of any nature, which in the aggregate exceed CHF 100,000, except for: (a) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company since April 1, 2001 in the ordinary course of business and consistent with past practices; and (c) Liabilities described in Part 2.11 of the Founders' Disclosure Schedule.

            2.12  COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in
Part 2.12 of the Founders' Disclosure Schedule, the Company is, and at all times since its inception has been, in compliance in all material respects with all applicable material Legal Requirements. Except as set forth in Part 2.12 of the Founders' Disclosure Schedule, since the inception of the Company, the Company has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

            2.13 CERTAIN BUSINESS PRACTICES. Neither the Company nor, to the Knowledge of the Founders, any director, officer, agent or employee of the Company has (a) used any funds for unlawful



                                      15.

contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, or (c) made any other unlawful payment.

            2.14 GOVERNMENTAL AUTHORIZATIONS. The Company holds all material Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which it is currently being conducted and as it is currently proposed to be conducted in the Milestones. The Company is, and at all times since its inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since the inception of the Company, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

            2.15  TAX MATTERS AND SOCIAL SECURITY.

                  (a) Each material Tax Return required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "COMPANY RETURNS") (i) has been or will be filed on or before the applicable due date, as extended by such Governmental Body, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent Liabilities for Taxes with respect to all periods through April 30, 2001 in accordance with Swiss generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from Unaudited Interim Balance Sheet Date through the Closing Date, and will disclose the amount of such reserves to the Purchaser no later than 10 business days prior to the Closing Date. Since April 1, 2001, the Company has not incurred any Liability for any Tax other than in the ordinary course of its business.

                  (c) No Company Return has been audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by any the Company or any other Person) that has not expired, and no such extension or waiver has been requested from the Company, other than extensions or waivers that are no longer in effect. The net operating loss of the Company that may be carried forward as of its last fiscal year is CHF 980,789.35.

                  (d) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company with respect of any material Tax. There are no unsatisfied Liabilities for material Taxes (including Liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any material Tax (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has neither been, nor will be, required to include any adjustment in taxable income for any tax period (or portion thereof) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) Except as set forth in Part 2.15(e) of the Founders' Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent


                                      16.

contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to federal, state or foreign Tax laws. The Company neither is, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. The Company has not entered into any Contract pursuant to which it has agreed to reimburse or "gross-up" any individual with respect to golden-parachute excise taxes.

                  (f) The Company neither is, nor has been, a "controlled foreign corporation" as that term is defined under section 957(a) of the Code.

                  (g) The Company neither is, nor has been, a "foreign personal holding company" as that term is defined under section 552(a) of the Code.

            2.16  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.16(a) of the Founders' Disclosure Schedule identifies each salary, bonus, deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance (including accident insurance and insurance for unwanted leave), supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement, whether or not in writing, maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company or pursuant to which any of the Purchaser or the Company could incur Liability (including any such plan, program or agreement maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former employee). (All plans, programs and agreements of the type referred to in the prior sentence are referred to in this Agreement as the "PLANS.")

                  (b) With respect to each Plan, the Company has delivered to the Purchaser: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under applicable law, with respect to such Plan for each of the last two years; and (iii) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements.

                  (c) The Company has no plan or commitment to create any Plan or to modify or change any existing Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of the Company.

                  (d) Each of the Plans has been operated and administered in all material respects in accordance with applicable material Legal Requirements, including each material Legal Requirement pursuant to which the Company is required to establish any reserve or make any contribution for the benefit of any current or former employee. The Company has met and is meeting all of its obligations in all material respects under the Plans and has paid (or provisioned) all contributions required prior to the date of this Agreement under the Plans.

                  (e) Except as set forth in Part 2.16(e) of the Founders' Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Acquisition or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of the Company (whether or not under any Plan), materially increase the benefits payable or provided



                                      17.

under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing (and except as set forth in Part 2.16(e) of the Founders' Disclosure Schedule), the consummation of the Acquisition will not result in the acceleration of vesting of any unvested Company Options.

                  (f) The Company has paid, or made provision of payment for, any and all social security payments relating to any period prior to the date of the Unaudited Interim Balance Sheet. Except as set forth in Part 2.16(f) of the Founders' Disclosure Schedule, in the past five years no social security authority has conducted a social security audit of the Company and no social security authority has threatened to conduct, or is presently conducting, such audit. To the Knowledge of the Founders, there exist no facts or circumstances which have or may lead to a re-assessment by any social security authority of the social security contributions to be paid by the Company.

                  (g) Part 2.16(g) of the Founders' Disclosure Schedule identifies each employee of the Company as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), such employee's employer, years employed, position, notice period for termination, vacation days per year, vacation days accrued and overtime accrued.

                  (h) The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

                  (i) There is no employee of the Company who is not available to perform work because of disability or other leave.

                  (j) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (k) The Company has good labor relations, and the Company has no Knowledge of any facts indicating that (i) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company, or (ii) any of the employees of the Company intends to terminate his or her employment with the Company.

            2.17 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all material applicable Environmental Laws, which compliance includes the possession by the Company of all material permits and other Governmental Authorizations required of them under material applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. Since the inception of the Company, the Company has not received any written notice or communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Founders, no current or prior owner of any property leased by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Founders, all property that is leased to or used by the Company, and all surface water, groundwater and soil associated with such property is free of any material environmental contamination of any nature, none of the property leased to or used by the Company presently contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells, and none of the property leased to or



                                      18.

used by the Company presently contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. Except as set forth in Part 2.17 of the Founders' Disclosure Schedule, the Company has not sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law is designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (c) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.17: (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.)

            2.18 INSURANCE. The Company has delivered to the Purchaser certificates of insurance and summaries of all insurance policies and all self insurance programs and arrangements relating to the business, assets and operations of the Company. Each of such insurance policies is in full force and effect. Since the inception of the Company, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) adjustment in the amount of the premiums payable with respect to any insurance policy, except for adjustment in connection with the renewal of such policies. There is no pending workers' compensation or other claim under or based upon any insurance policy of the Company.

            2.19 RELATED PARTY TRANSACTIONS. Expect as set forth in Part 2.19(a) of the Founders' Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since the inception of the Company had, any direct or indirect interest in any material asset used in the business of the Company as it is currently being conducted and as it is currently proposed to be conducted in the Milestones; (b) no Related Party is, or has at any time since the inception of the Company been, indebted to the Company in an amount in excess of CHF 100,000; (c) since the inception of the Company, no Related Party has entered into, or has had any material direct or indirect financial interest in (other than by virtue of owning equity of the Company), any Material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since the inception of the Company competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options or other equity of the Company and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.19, each of the following shall be deemed to be a "RELATED PARTY": (i) each individual who is, or who has at any time since the inception of the Company been, an officer of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)"and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.) Part 2.19(b) of the Founders' Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

            2.20  LEGAL PROCEEDINGS; ORDERS.



                                      19.

                  (a) Except as set forth in Part 2.20 of the Founders' Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of the Founders, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Acquisition or any of the other transactions contemplated by this Agreement. To the Knowledge of the Founders, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Founders, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other key employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

            2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held on July 5, 2001) has authorized and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the execution, delivery and performance of this Agreement by the Company and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the Acquisition and the registration of the Purchaser as the sole owner of all of the Company Shares in the stock ledger of the Company at the Closing. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable rules of law governing specific performance, injunctive relief and other equitable remedies.

            2.22 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by the Company, nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement by the Company, will (with or without notice or lapse of time):

                  (a)   contravene, conflict with or result in a violation of
(i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of the Company, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Company;

                  (b) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Acquisition or any of the other transactions contemplated by this Agreement or to exercise any remedy of obtain any relief under any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by it, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is material to the business of the Company as it currently being conducted and as it is currently proposed to be conducted in the Milestones or to any of the assets owned or used by the Company;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default


                                      20.

or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any term of such Material Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset material to the business of the Company as it is currently being conducted and as it is currently proposed to be conducted in the Milestones.

Except as set forth in Part 2.22 of the Founders' Disclosure Schedule, the Company was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

            2.23 FINANCIAL ADVISOR. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            2.24 FULL DISCLOSURE. This Agreement (including the Founders' Disclosure Schedule) does not, and the certificate referred to in Section 8.5(f)(i) will not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

      Each of the Selling Stockholders (including each Founder), severally and not jointly, represents and warrants, to and for the benefit of the Indemnitees, as follows:

            3.1 TITLE TO COMPANY SHARES. Such Selling Stockholder has, and the Purchaser will acquire at the Closing, good and valid title to the Company Shares set forth on Exhibit A with respect to such Selling Stockholder, free and clear of any Encumbrances. Such Selling Stockholder has delivered to the Purchaser accurate and complete copies of the stock certificates (or affidavits of loss) evidencing the Company Shares set forth on Exhibit A with respect to such Selling Stockholder, except with respect to any shares issued upon the exercise by such Selling Stockholder of stock options on or on the day prior to the Closing Date ("CLOSING OPTIONS").

            3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. After giving effect to the termination of the Shareholders' Agreement, such Selling Stockholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Stockholder's obligations under each of the Transactional Agreements to which such Selling Stockholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other agreements will constitute the legal, valid and binding obligation of such Selling Stockholder who is a party thereto, and will be enforceable against such Selling Stockholder in accordance with its terms.

            3.3 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by such Selling Stockholder, nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement by such Selling Stockholder, will (with or without notice or lapse of time):



                                      21.

                  (a) if such Selling Stockholder is not an individual, contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of such Selling Stockholder, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of such Selling Stockholder;

                  (b) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Acquisition or any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any order, writ, injunction, judgment or decree to which such Selling Stockholder is bound; or

                  (c) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which such Selling Stockholder is a party or by which such Selling Stockholder is bound.

Except as set forth in Part 3.3 of such Selling Stockholder's Disclosure Schedule, such Selling Stockholder neither was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

            3.4   CAPACITY OF SELLING STOCKHOLDER.

                  (a) Such Selling Stockholder has the capacity to comply with and perform all of such Selling Stockholder's covenants and obligations under each of the Transactional Agreements to which such Selling Stockholder is or may become a party.

                  (b)   Such Selling Stockholder:

                        (i) has not, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Stockholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Stockholder's assets, (D) admitted in writing such Selling Stockholder's inability to pay such Selling Stockholder's debts as they become due, or (E) taken or been the subject of any action that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements; or

                        (ii) is not subject to any Order that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements.

                  (c) There is no Proceeding pending, and, to the Knowledge of such Selling Stockholder, no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of such Selling Stockholder to comply with or perform any of such Selling Stockholder's covenants or obligations under any of the Transactional Agreements. To the Knowledge of such Selling Stockholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.



                                      22.

            3.5 SECURITIES LAWS. Such Selling Stockholder who is receiving Shares hereby represents and warrants that:

                  (a) the Shares being acquired in exchange for Company Shares are being acquired for investment for such Selling Stockholder's own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to the resale or distribution of any part thereof in the United States or to a U.S. Person, and that such Selling Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same;

                  (b) such Selling Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Shares;

                  (c) such Selling Stockholder understands that the Shares are not registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that the Purchaser's reliance on such exemption is predicated on such Selling Stockholder's representations set forth herein; and

                  (d) such Selling Stockholder is a person or entity that is not a U.S. Person.

            3.6 FULL DISCLOSURE. This Agreement (including such Selling Stockholder's Disclosure Schedule) does not, and the certificate referred to in
Section 8.5(f)(ii) will not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact with respect to such Selling Stockholder, or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading with respect to such Selling Stockholder.

            3.7 BROKERS. Such Selling Stockholder has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the Acquisition.

      SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      Except as disclosed in the disclosure schedule dated as of the date hereof and delivered by the Purchaser simultaneously herewith (the "PURCHASER'S DISCLOSURE SCHEDULE"), the Purchaser represents and warrants to the Company and the Selling Stockholders as follows:

            4.1 ORGANIZATION, STANDING AND POWER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all necessary corporate power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. The Purchaser is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Purchaser.

            4.2   SEC FILINGS; FINANCIAL STATEMENTS.


                                      23.

                  (a) The Purchaser has delivered or made available to the Company (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Purchaser with the SEC between January 1, 2001 and the date of this Agreement (the "PURCHASER SEC DOCUMENTS"). Since January 1, 2001, all statements, reports, schedules, forms and other documents required to have been filed by the Purchaser with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements (including any related notes) contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of the Purchaser and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of the Purchaser and its Subsidiaries for the periods covered thereby.

            4.3   CAPITALIZATION, ETC.

                  (a) The authorized capital stock of the Purchaser consists of 60,000,000 shares of Purchaser Common Stock, of which 16,545,411 shares had been issued and were outstanding as of June 30, 2001. The Purchaser has not repurchased any shares of its capital stock and does not hold any shares of its capital stock in its treasury, except for the repurchase of the Purchaser Common Stock from employees or consultants upon termination of their employment or consulting relationship with the Purchaser. All of the outstanding shares of Purchaser Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Purchaser SEC Reports:
(i) none of the outstanding shares of Purchaser Common Stock is entitled or subject to any preemptive right, right of first offer or any similar right created by the Purchaser or imposed under applicable law with respect to capital stock of the Purchaser; (ii) none of the outstanding shares of Purchaser Common Stock is subject to any right of first refusal in favor of the Purchaser; and
(iii) there is no the Purchaser Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Purchaser Common Stock. The Purchaser is not under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Purchaser Common Stock.

                  (b) As of June 30, 2001: (i) 2,326,473 shares of Purchaser Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Purchaser Common Stock; and (ii) 63,406 shares of Purchaser Common Stock were reserved for future issuance pursuant to the Purchaser's Employee Stock Purchase Plan (the "PURCHASER ESPP"). (Stock options granted by the Purchaser pursuant to the Purchaser's stock option plans and otherwise are referred to in this Agreement as "PURCHASER OPTIONS.")

                  (c) Except as set forth in Section 4.3(b), as of June 30, 2001 there was no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire



                                      24.

any shares of the capital stock or other securities of the Purchaser; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Purchaser; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Purchaser is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Purchaser.

                  (d) There has been no material change to the Purchaser's capitalization between June 30, 2001 and the date hereof.

            4.4 AUTHORITY; BINDING NATURE OF AGREEMENT. The Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Purchaser of this Agreement (including the contemplated issuance of the Purchaser Common Stock in accordance with this Agreement) have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. No vote of the Purchaser's stockholders is needed to approve the Acquisition. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

            4.5 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by the Purchaser, nor (2) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement by the Purchaser, will (with or without notice or lapse of time):

                  (a)   contravene, conflict with or result in a violation of
(i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Purchaser, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Purchaser;

                  (b) contravene, conflict with or result in a material violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Acquisition or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any order, writ, injunction, judgment or decree to which the Purchaser, or any of the assets owned or used by it, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Purchaser or that otherwise relates to the business of the Purchaser or to any of the assets owned or used by the Purchaser;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of the Purchaser, or give any Person the right to (i) declare a default or exercise any remedy under any such material contract, (ii) accelerate the maturity or performance of any such material contract, or (iii) cancel, terminate or modify any term of such material contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset material to the business of the Purchaser.



                                      25.

Except as may be required by the Exchange Act, the Purchaser neither was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Acquisition or any of the other transactions contemplated by this Agreement.

            4.6 VALID ISSUANCE. The Purchaser Common Stock to be issued in the Acquisition will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

            4.7 ABSENCE OF CHANGES. Since March 31, 2001, there has not been any change resulting in a Material Adverse Effect on the Purchaser.

            4.8 LIABILITIES. The Purchaser has no liabilities of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP, except for: (a) liabilities identified as such in the "liabilities" column of the unaudited balance sheet of the Purchaser as of March 31, 2001; and (b) normal and recurring current liabilities that have been incurred by the Purchaser since April 1, 2001 in the ordinary course of business and consistent with past practices.

            4.9 LEGAL PROCEEDINGS. Except as disclosed in Part 4.9 of the Purchaser's Disclosure Schedule, (a) there is no pending Legal Proceeding and, to the knowledge of the Purchaser, no Person has threatened to commence any Legal Proceeding that, in either case, challenges the Acquisition or any of the other transactions contemplated by this Agreement; and (b) there is no pending material Legal Proceeding and, to the Knowledge of the Purchaser, no Person has threatened to commence any material Legal Proceeding that names the Purchaser as a party or as being subject to the Legal Proceeding.

            4.10 FINANCIAL ADVISOR. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or any of the other transactions contemplated by this Agreement based upon arrangements made by the Purchaser.

            4.11 COMPLIANCE WITH REGULATION S. Based on the representations and warranties made by each of the Selling Stockholders who are receiving the Shares pursuant to this Agreement, the issuance of the Shares shall comply with Regulation S under the Securities Act.

      SECTION 5. CERTAIN COVENANTS OF THE FOUNDERS AND THE COMPANY

            5.1   ACCESS AND INVESTIGATION.

                  (a) During the period from the date of this Agreement through the Closing Date (the "PRE-CLOSING PERIOD"), the Founders shall cause the Company and the respective Representatives of the Company to, and the Company shall and shall cause the respective Representatives of the Company to:
(i) provide the Purchaser and the Purchaser's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (ii) provide the Purchaser and the Purchaser's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as the Purchaser may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Founders shall cause the Company to, and the Company shall promptly provide the Purchaser with copies of:


                                      26.

                        (i) all material operating and financial reports prepared by the Company for the Company's senior management, including (A) copies of the unaudited monthly balance sheets of the Company and the related unaudited monthly statements of operations and (B) copies of any development plans and hiring reports prepared for the Company's senior management;

                        (ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

                        (iii) any material notice, document or other
                  communication sent by or on behalf of the Company to any party to any Company Contract or sent to the Company by any party to any Company Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such Company Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

                        (iv) any notice, report or other document filed with or sent to any Governmental Body in connection with the Acquisition or any of the other transactions contemplated by this Agreement; and

                        (v) any notice, report or other document received by the Company from any Governmental Body.

                  (b) The parties acknowledge that all investigations and discussions conducted by each of them pursuant to this Section 5.1 shall be subject to that certain letter regarding confidentiality dated May 31, 2001 between the Purchaser and the Company.

            5.2   OPERATION OF THE COMPANY'S BUSINESS.

                  (a) During the Pre-Closing Period: (i) the Founders shall cause the Company to, and the Company shall, conduct its business and operations
(A) in the ordinary course and in accordance with past practices and (B) in substantial compliance with all applicable Legal Requirements and the material requirements of all Material Contracts; (ii) the Founders shall cause the Company to, and the Company shall, use commercially reasonable efforts to ensure that the Company preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; and (iii) the Founders shall cause the Company to, and the Company shall, use commercially reasonable efforts to keep in full force or renew all insurance policies referred to in Section 2.18.

                  (b) During the Pre-Closing Period, the Founders shall cause the Company not to, and the Company shall not (without the prior written consent of the Purchaser):

                        (i) declare, accrue, set aside or pay any or make any other distribution with respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                        (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security (except upon the exercise of stock options as required by this Agreement),
                  (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or



                                      27.

                  exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement and upon the valid exercise of the Company Options to be granted according to Parts 2.3(a)(ii) and 2.3(b) of the Founders' Disclosure Schedule);

                        (iii) except as expressly permitted under this
                  Agreement, amend or waive any of its rights under any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract; it being expressly agreed to by the parties that the Company shall be permitted to accelerate the vesting of any unvested options under the Company's stock option plans;

                        (iv) amend or permit the adoption of any amendment to its articles of incorporation, bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                        (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                        (vi) make any capital expenditure (except that the Company may make capital expenditures in the ordinary course of business and consistent with past practices that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed CHF 100,000 in the aggregate);

                        (vii) enter into or become bound by, or permit any of
                  the assets owned or used by it to become bound by any Material Contract;

                        (viii) amend or terminate, or waive or exercise any
                  material right or remedy under, any Material Contract;

                        (ix) (A) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except for product sales in the ordinary course of business and consistent with past practices) or (B) waive or relinquish any material right; provided, however, that the Company may continue to negotiate the terms of the lease of its office space with the Canton of Vaud and, after obtaining the consent of the Purchaser (not to be unreasonably withheld), execute a final lease upon the conclusion of such negotiations;

                        (x) lend money to any Person, or incur or guarantee any indebtedness;

                        (xi)  hire any employee;

                                      28.

                        (xii) establish, adopt or amend any employee benefit
                  plan, pay any bonus (except for the retention bonuses set forth on Part 5.2 of the Founders' Disclosure Schedule, which bonuses have been agreed to by the Purchaser) or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                        (xiii) change of its pricing policies, product return
                  policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                        (xiv) make any Tax election inconsistent with past
                  practices;

                        (xv) initiate any Legal Proceeding or settle any Legal Proceeding;

                        (xvi) enter into any material transaction or take any
                  other material action; or

                        (xvii) agree or commit to take any of the actions
                  described in the foregoing subsections of this Section 5.2(b).

            5.3   NOTIFICATION; UPDATES TO FOUNDERS' DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, the Founders shall cause the Company to, and the Company shall, promptly notify the Purchaser in writing of: (i) the discovery by the Founders or the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Founders in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Founders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Founders or the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 8 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Founders shall cause the Company to, and the Company shall, promptly advise the Purchaser in writing of any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company. No notification given to the Purchaser pursuant to this Section 5.3(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Founders or the Company contained in this Agreement.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Founders' Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Founders' Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Founders shall promptly deliver to the Purchaser an update to the Founders' Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Founders' Disclosure Schedule for the purpose of (i) determining the accuracy of any of the



                                      29.

representations and warranties made by the Founders in this Agreement, or (ii) determining whether any of the conditions set forth in 7.6 has been satisfied.

            5.4   NOTIFICATION; UPDATES TO PURCHASER DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, the Purchaser shall promptly notify the Company in writing of: (i) the discovery by the Purchaser of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Purchaser; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 9 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Purchaser. Without limiting the generality of the foregoing, the Purchaser shall promptly advise the Company in writing of any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Purchaser. No notification given to the Company pursuant to this Section 5.4(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Purchaser contained in this Agreement.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.4(a) requires any change in the Purchaser Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Purchaser Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Purchaser shall promptly deliver to the Company an update to the Purchaser Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Purchaser Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Purchaser in this Agreement, or
(ii) determining whether any of the conditions set forth in Section 9 been satisfied.

            5.5   NO SOLICITATION.

                  (a) The Founders shall cause the Company not to, and the Company shall not, directly or indirectly, and the Founders and the Company shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

                  (b) The Founders shall cause the Company to, and the Company shall, promptly notify the Purchaser in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its affiliates during the Pre-Closing Period. The Founders shall cause the Company to, and the Company shall, promptly advise the Purchaser orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-



                                      30.

Closing Period. The Founders shall cause the Company to, and the Company shall, keep the Purchaser fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto. The Founders shall cause the Company to, and the Company shall, promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

            5.6   EXECUTION OF AGREEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, the Company and the Founders shall use commercially reasonable efforts to cause all of the stockholders of the Company to execute this Agreement.

                  (b) (i) The board of directors of the Company shall unanimously recommend that the Company's stockholders execute this Agreement and shall approve the sale of the Company Shares to the Purchaser and the registration of the Purchaser as the sole owner of the Company Shares in the stock ledger of the Company; and (ii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Purchaser, the unanimous recommendation of the board of directors of the Company that the Company's stockholders execute this Agreement or the unanimous approval of the board of directors of the Company of the sale of the Company Shares to the Purchaser or the registration of the Purchaser as the sole owner of the Company Shares in the stock ledger of the Company. For purposes of this Agreement, said recommendation or approval of the board of directors of the Company shall be deemed to have been modified in a manner adverse to the Purchaser if said recommendation or approval shall no longer be unanimous.

            5.7 DISCLOSURE. The Company and the Founders shall not, and shall not permit any Representative of the Company to, make any disclosure regarding the Acquisition or any of the other transactions contemplated by this Agreement unless the Purchaser shall have approved such disclosure.

            5.8 RESIGNATION OF DIRECTORS. The Company and the Founders shall use commercially reasonable efforts to obtain and deliver to the Purchaser on or prior to the Closing the resignation of each director other than Jean-Pierre Rosat from his or her position as a director of the Company.

            5.9   ACCELERATION OF OPTIONS.

                  (a) The Company and the Founders shall take all actions as are necessary to cause (i) Ecole Polytechnique Federale de Lausanne to execute prior to the Closing an agreement to the effect that it will surrender its Company Options at Closing for the consideration reflected on Exhibit A and (ii) all remaining Company Options that are outstanding to be terminated or exercised prior to the Closing.

                  (b) The Company and the Founders shall use commercially reasonable efforts to cause all holders of Company Options on the date of this Agreement to execute this Agreement after exercising such Company Options.

                  (c) With regard to Closing Options, the Founders will cause the Company to, and the Company shall, issue stock certificates in the name of the Purchaser upon exercise by a Selling Stockholder.


                                      31.

                  (d) Except as set forth in Part 2.16(e) of the Founders' Disclosure Schedule, the Founders will cause the Company to, and the Company shall, cause the termination or exercise of Company Options to occur in a manner that does not result in any Tax Liability to the Company.

            5.10 TERMINATION OF EMPLOYEE PLANS. To the extent requested by the Purchaser, the Founders will cause the Company to, and Company shall, terminate the Company Option Plans immediately prior to the Closing (or on the date immediately prior to the Closing).

            5.11 TERMINATION OF AGREEMENTS. Prior to the Closing, the Company and the Founders shall use all commercially reasonable efforts to ensure that all provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company (except as provided generally by the Company's articles of incorporation and bylaws (or similar organizational documents) or by applicable law) are validly and effectively terminated as of the Closing Date.

            5.12 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. The Company and the Founders shall use commercially reasonable efforts to cause: (a) Jean-Pierre Rosat, Christian Schmidt and Cedric Haenni to each execute and deliver to the Company and the Purchaser an Employment Agreement in the form of Exhibit G; and
(b) Jean-Pierre Rosat and Christian Schmidt to each execute and deliver to the Company and the Purchaser an Employee Noncompetition Agreement in the form of Exhibit H.

            5.13 LOCK-UP AGREEMENTS. The Company and the Founders shall use commercially reasonable efforts to cause each of the stockholders of the
Company: (a) listed on Schedule 8.5(c) to execute and deliver to the Company and the Purchaser an Employee Lock-Up Agreement in the form of Exhibit I, and
(b) listed on Schedule 8.5(d) to execute and deliver to the Company and the Purchaser a Financial Investor Lock-Up Agreement in the form of Exhibit J.

            5.14 RELEASES. The Company and the Founders shall use commercially reasonable efforts to cause the Selling Stockholders to execute and deliver to the Company and the Purchaser a Release in the form of Exhibit K.

            5.15 TRANSFER OF ASSETS. To the extent directed by the Purchaser, and provided such directed actions may be taken by the Company without the current payment of an income tax or transfer tax, the Founders shall cause (during the Pre-Closing Period) the Company to, and the Company shall, license, transfer, contribute or otherwise assign as directed by the Purchaser, all or a portion of its assets to a new or existing subsidiary corporation, subsidiary limited liability company or subsidiary partnership organized in a jurisdiction specified by the Purchaser; provided, however, that the Company shall not be required to take such directed actions if such actions would reasonably be expected to materially interfere with or delay the Company's ability to achieve the Milestones.

            5.16 COMPANY SPENDING. The Founders agree that the Company shall only incur costs in accordance with the quarter-by-quarter projections set forth in the Budget (or 10% in excess of the amounts set forth in the Budget if the Purchaser consents to such increase pursuant to Section 1.7(c)).

            5.17 EPFL. The Company and the Founders shall use commercially reasonable efforts to cause Ecole Polytechnique Federale de Lausanne, the Company and Christian Schmidt to enter into an amendment of the Agreement dated June 14, 2000 between Ecole Polytechnique Federale de Lausanne, the Company and Christian Schmidt, the form and substance of which shall be substantially as set forth on Exhibit O.


                                      32.

            5.18 INTELLECTUAL PROPERTY ASSIGNMENTS. The Company and the Founders shall use commercially reasonable efforts to cause (a) Christian Schmidt to execute and deliver to the Company and the Purchaser documents relating to the assignment to the Company of his rights in the Company Proprietary Assets and (b) Prof. H. Vogel to execute and deliver to the Company and the Purchaser documents relating to the assignment to Ecole Polytechnique Federale de Lausanne of his rights in the Company Proprietary Assets.

            5.19 TRANSSENSE GMBH. The Company and the Founders shall use commercially reasonable efforts to cause Christian Schmidt, Matthias Schmidt and Alexander Moscho, as all of the stockholders of TransSense GmbH, to each execute and deliver to the Company and the Purchaser documents confirming that TransSense GmbH has no right in the Company Proprietary Assets.

      SECTION 6. CERTAIN COVENANTS OF THE SELLING STOCKHOLDERS

            6.1 DISCLOSURE. Each Selling Stockholder shall not, and shall not permit any of his, her or its Representatives to, make any disclosure regarding the Acquisition or any of the other transactions contemplated by this Agreement unless the Purchaser shall have approved such disclosure.

            6.2 NOTIFICATION; UPDATES TO SELLING STOCKHOLDER'S DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, each Selling Stockholder shall promptly notify the Purchaser in writing of: (i) the discovery by such Selling Stockholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by such Selling Stockholder in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by such Selling Stockholder in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of such Selling Stockholder; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 8 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, each Selling Stockholder shall promptly advise the Purchaser in writing of any Legal Proceeding or claim threatened, commenced or asserted against or with respect to the Company. No notification given to the Purchaser pursuant to this Section 6.2(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of any of the Selling Stockholders contained in this Agreement.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.2(a) requires any change in such Selling Stockholder's Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming such Selling Stockholder's Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Selling Stockholders shall promptly deliver to the Purchaser an update to such Selling Stockholder's Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend such Selling Stockholder's Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by such Selling Stockholder in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.


                                      33.

            6.3 COMMERCIALLY REASONABLE EFFORTS. Each of the Founders shall use commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied, and each of the Selling Stockholders that are not Founders shall use commercially reasonable efforts to cause the conditions set forth in
Section 8.1(b) and Section 8.2(b) to be satisfied.

            6.4 RESALE RESTRICTIONS. Each Selling Stockholder hereby agrees that:

                  (a) such Selling Stockholder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares acquired hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder;

                  (b) such Selling Stockholder shall resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an exemption from registration; and

                  (c) such Selling Stockholder shall not engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.

            6.5 TRANSFER RESTRICTIONS. Each Selling Stockholder agrees that such Selling Stockholder will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

                  (a) pursuant to the provisions of Regulation S under the Securities Act; or

                  (b) in a transaction exempt from registration under the Securities Act, in which case such Selling Stockholder shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

            6.6 PARTIES TO THIS AGREEMENT. Each Selling Stockholder hereby agrees to the inclusion of the Company as a party to this Agreement.

            6.7 TERMINATION OF AGREEMENTS. Each Selling Stockholder, to the extent he, she or it is a party to the following agreements, hereby waives the provisions of the following agreements with respect to the transactions contemplated by this Agreement and terminates the following agreements effective immediately prior to the Closing:

                  (a) Shareholders' Agreement dated July 28, 2000, by and among each of the stockholders of the Company;

                  (b) Escrow Agreement dated July 28, 2000, by and among the Company and each of the stockholders of the Company; and

                  (c) Subscription Agreement dated July 28, 2000, among the Company, certain stockholders of the Company and certain investors of the Company.

      SECTION 7. ADDITIONAL COVENANTS OF THE PARTIES

            7.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any)



                                      34.

required to be made and given by such party in connection with the Acquisition and the other transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain the Consents listed on Part 2.22 of the Founders' Disclosure Schedule. Each party shall (upon request) promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

            7.2 REGULATORY APPROVALS. Each party shall use commercially reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Acquisition and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.

            7.3   ADDITIONAL AGREEMENTS.

                  (a) Subject to Section 7.3(b), the Purchaser, the Founders and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Acquisition and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 7.3(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Acquisition and the other transactions contemplated by this Agreement, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Acquisition or any of the other transactions contemplated by this Agreement, and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Acquisition. The Founders shall cause the Company to, and the Company shall, promptly deliver to the Purchaser a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not have any obligation under this
Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause the Company to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property, or to commit to cause the Company to license or otherwise make available to any Person any technology, software or other Intellectual Property;
(iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause the Company to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of the Company.

            7.4 RELOCATION OF COMPANY FACILITY. The Purchaser hereby agrees that it will not relocate the Company facility further than 50 kilometers from its location on the date of this Agreement during the period between the Closing and the date on which a Milestone is not achieved, or deemed achieved, by its respective Extended Milestone Deadline.

            7.5 COMMERCIALLY REASONABLE EFFORTS. The Purchaser shall use commercially reasonable efforts to cause the conditions set forth in Section 9 to be satisfied.


                                      35.

            7.6 DELIVERY OF STOCK CERTIFICATES. The Purchaser shall use commercially reasonable efforts to cause the Purchaser's transfer agent to deliver stock certificates evidencing the Shares to the Selling Stockholders receiving the Shares reasonably promptly following the Closing.

      SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

            8.1   ACCURACY OF REPRESENTATIONS.

                  (a) The representations and warranties of the Company contained in this Agreement (i) shall have been accurate in all material respects as of the date of this Agreement and (ii) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date except in the case of clause "(ii)" (A) for such inaccuracies as do not constitute a Material Adverse Effect on the Company, and (B) for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date except as does not constitute a Material Adverse Effect on the Company as of such date) (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date hereof and as of the Closing Date,
(x) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Founders' Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

                  (b) The representations and warranties of each Selling Stockholder contained in this Agreement (i) shall have been accurate in all material respects as of the date of this Agreement and (ii) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date except in the case of clause "(ii)" for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate in all material respects as of such date) (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date hereof and as of the Closing Date, (A) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (B) any update of or modification to such Selling Stockholder's Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

            8.2   PERFORMANCE OF COVENANTS.

                  (a) Each covenant or obligation that the Founders are, or the Company is, required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

                  (b) Each covenant or obligation that any Selling Stockholder is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

            8.3 EXECUTION OF AGREEMENT BY ALL STOCKHOLDERS. The Purchaser shall have received evidence reasonably satisfactory to the Purchaser that (a) this Agreement shall have been executed by each of the stockholders of the Company; (b) at the Closing, there shall be no outstanding right to acquire equity securities of the Company (other than the rights of the Purchaser under this Agreement); and (c) as



                                      36.

of (and giving effect to) the Closing, the Purchaser shall own 100% of the outstanding equity securities of the Company, except for the treasury shares owned by the Company itself.

            8.4 CONSENTS. The Consents set forth on Schedule 2.22 shall have been obtained and shall be in full force and effect.

            8.5 AGREEMENTS AND DOCUMENTS. The Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) Employment Agreements in the form of Exhibit G, executed by each of the Founders and Cedric Haenni;

                  (b) Employee Noncompetition Agreements in the form of Exhibit H, executed by each of the Founders;

                  (c) Employee Lock-Up Agreements in the form of Exhibit I, executed by each of the stockholders of the Company set forth on Schedule 8.5(c);

                  (d) Financial Investors Lock-Up Agreements in the form of Exhibit J, executed by each of the stockholders of the Company set forth on
Schedule 8.5(d);

                  (e) Releases in the form of Exhibit K, executed by each of the Selling Stockholders;

                  (f) (i) a certificate executed by each of the Founders confirming that the conditions set forth in Sections 8.1(a), 8.2(a), 8.4, 8.6, 8.7, 8.8, 8.9, 8.11 and 8.12 have been duly satisfied (the "FOUNDERS' CLOSING CERTIFICATE"); and (ii) a certificate executed on behalf of the Selling Stockholders by the Stockholders' Agent confirming that the conditions set forth in Sections 8.1(b) and 8.2(b) have been duly satisfied and with respect to each Selling Stockholder, that the conditions set forth in Sections 8.6, 8.7 and 8.8 have been duly satisfied (the "SELLING STOCKHOLDERS' CLOSING CERTIFICATE");

                  (g) the written resignations of all directors of the Company, with the exception of Jean-Pierre Rosat, from positions as directors of the Company, effective as of the Closing Date;

                  (h) a legal opinion of Bourgeois, Muller, Pidoux & Partners, dated as of the Closing Date, in the form of Exhibit L hereto;

                  (i) a copy of the minutes of the meeting of the board of directors of the Company held on July 5, 2001, signed by the Chairman of the Board of the Company and the Secretary of the Company, evidencing that the board resolution set forth in Section 5.6(b) has been adopted;

                  (j) the original stock ledger of the Company in which the Purchaser is registered as the owner of all of the Company Shares;

                  (k) the valid and effective termination of agreements among Company stockholders listed on Part 8.5 of the Founders' Disclosure Schedule by virtue of Section 6.7; and

                  (l) the valid and effective termination as of the Closing Date of provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company, except as provided generally by the Company's articles of incorporation and bylaws (or similar organizational documents) or by applicable law.


                                      37.

            8.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal.

            8.7 NO GOVERNMENTAL LITIGATION. There shall not be pending or overtly threatened any Legal Proceeding in which a Governmental Body is or is overtly threatened to become a party or is otherwise involved, and none of the Purchaser, the Company and the Selling Stockholders shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Acquisition; (b) relating to the Acquisition and seeking to obtain from the Purchaser or any of its Subsidiaries, or the Company, any damages or other relief that would be material to the Purchaser; (c) seeking to prohibit or limit in any material respect the Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or (d) which would materially and adversely affect the right of the Purchaser or the Company to own the assets or operate the business of the Company.

            8.8 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on the Company or a Material Adverse Effect on the Purchaser or: (a) challenging or seeking to restrain or prohibit the consummation of the Acquisition or any of the other transactions contemplated by this Agreement; (b) relating to the Acquisition and seeking to obtain from the Purchaser or any of its Subsidiaries, or the Company, any damages or other relief that would be material to the Purchaser; or (c) seeking to prohibit or limit in any material respect the Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company.

            8.9 ABSENCE OF MATERIAL ADVERSE EFFECT ON THE COMPANY. There shall have been no change in the business, properties, condition (financial or otherwise) or results of operations of the Company since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Company.

            8.10 REGULATION S EXEMPTION. The issuance of Purchaser Common Stock to the Selling Stockholders receiving Purchaser Common Stock shall be exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act.

            8.11 TERMINATION OF EMPLOYEE PLANS. The Company shall have provided the Purchaser with a resolution of the board of directors of the Company, signed by the Chairman of the board of directors of the Company and the Secretary of the Company, evidencing the termination of the benefit plans referred to in
Section 5.10.

            8.12 EMPLOYMENT MATTERS. At least 75% of the individuals identified on Part 8.12 of the Founders' Disclosure Schedule (a) shall continue to be employed by the Company and (b) shall not have expressed an intention to terminate their employment with the Company.

            8.13 INTELLECTUAL PROPERTY ASSIGNMENTS. The Company and the Purchaser shall have received documents, in form and substance satisfactory to the Purchaser, executed by (a) Christian Schmidt relating to the assignment to the Company of all of his rights in the Company Proprietary Assets and (b) Prof.
H. Vogel relating to the assignment to Ecole Polytechnique Federale de Lausanne of all of his rights in the Company Proprietary Assets


                                      38.

            8.14 TRANSSENSE GMBH. The Company and the Purchaser shall have received documents, in form and substance satisfactory to the Purchaser, executed by each of Christian Schmidt, Matthias Schmidt and Alexander Moscho, as all of the stockholders of TransSense GmbH, confirming that TransSense GmbH has no right in the Company Proprietary Assets.

            8.15 EPFL. Ecole Polytechnique Federale de Lausanne, the Company and Christian Schmidt shall have entered into an amendment of the Agreement dated June 14, 2000 between Ecole Polytechnique Federale de Lausanne, the Company and Christian Schmidt, the form and substance of which shall be substantially as set forth on Exhibit O.

      SECTION 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLING STOCKHOLDERS

      The obligation of the Company and the Selling Stockholders to effect the Acquisition and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

            9.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of the Purchaser contained in this Agreement (a) shall have been accurate in all material respects as of the date of this Agreement and (b) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date except in the case of clause "(b):" (i) for such inaccuracies as do not constitute a Material Adverse Effect on the Purchaser, and (ii) for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date except as does not constitute a Material Adverse Effect on the Purchaser as of such date) (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date hereof and as of the Closing Date, (x) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Purchaser Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

            9.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

            9.3   DOCUMENTS. The Company and the Selling Stockholders (as to
Section 9.3(b)) shall have received the following documents:

                  (a) Employment Agreements in the form of Exhibit G, executed by the Purchaser and each the Founders and Cedric Haenni;

                  (b) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit P hereto; and

                  (c) a certificate executed on behalf of the Purchaser by an executive officer of the Purchaser, confirming that conditions set forth in Sections 9.1, 9.2, 9.4, 9.5, 9.6, and 9.7 have been duly satisfied.

            9.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement




                                      39.

enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition by the Company illegal.

            9.5 NO GOVERNMENTAL LITIGATION. Except as set forth in Part 4.9 of the Purchaser's Disclosure Schedule, there shall not be pending or overtly threatened any Legal Proceeding in which a Governmental Body is or is overtly threatened to become a party or is otherwise involved, and neither the Purchaser nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action challenging or seeking to restrain or prohibit the consummation of the Acquisition.

            9.6 ABSENCE OF MATERIAL ADVERSE EFFECT ON THE PURCHASER. There shall have been no change in the business, properties, condition (financial or otherwise) or results of operations of the Purchaser since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Purchaser.

            9.7 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on the Purchaser or: (a) challenging or seeking to restrain or prohibit the consummation of the Acquisition or any of the other transactions contemplated by this Agreement; (b) relating to the Acquisition and seeking to obtain from the Purchaser or any of its Subsidiaries, or the Company, any damages or other relief that would be material to the Purchaser; or (c) seeking to prohibit or limit in any material respect the Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company.

      SECTION 10. TERMINATION

            10.1 TERMINATION. This Agreement may be terminated prior to the Closing Date (whether before or after execution of this Agreement by all of the stockholders of the Company):

                  (a) by mutual written consent of the Purchaser and the Company;

                  (b) by either the Purchaser or the Company if the Acquisition shall not have been consummated by August 31, 2001 (the "TERMINATION DATE") (unless the failure to consummate the Acquisition is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Closing Date); provided, however, that the Purchaser, in its sole discretion, shall be entitled to extend the Termination Date by 15 days if the failure to consummate the Acquisition is attributable to the failure of the Company to satisfy the conditions set forth in Section 8.3.

                  (c) by either the Purchaser or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition;

                  (d)   by the Purchaser if:

                        (i) any of the Founders' representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1(a) would not be satisfied (it being understood that, for purposes of determining the



                                      40.

                  accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, any update of or modification to the Founders' Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded);

                        (ii) any of the Selling Stockholders' representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, any update of or modification to any Selling Stockholder's Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded);

                        (iii) any of the Founders' or any of the Company's
                  covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2(a) would not be satisfied; or

                        (iv) any of the Selling Stockholders' covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2(b) would not be satisfied;

                             provided, however, that if an inaccuracy in any of
the Founders' or the Selling Stockholders' representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Founders, the Company or any Selling Stockholder is curable by the Founders, the Company or such Selling Stockholder within fifteen (15) days and the Founders, the Company or such Selling Stockholder is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Purchaser may not terminate this Agreement under this Section 10.1(d) on account of such inaccuracy or breach; or

                  (e)   by the Company if:

                        (i) any of the Purchaser's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, all "Material Adverse Effect" qualifications and other materiality or similar qualifications, contained in such representations and warranties shall be disregarded), or

                        (ii) if any of the Purchaser's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 9.2 would not be satisfied;

                             provided, however, that if an inaccuracy in any of
the Purchaser's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Purchaser is curable by the Purchaser within fifteen (15) days and the Purchaser is



                                      41.

continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 10.1(e) on account of such inaccuracy or breach.

            10.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Section 10.1(b), Section 10.1(c), or Section 10.1(d), the Purchaser shall deliver to the Company a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 10.1(b), Section 10.1(c) or Section 10.1(e), the Company shall deliver to the Purchaser a notice, in writing, stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

            10.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect (and, except as provided in this Section 10.3, there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, stockholders or Affiliates); provided, however, that (a) this Section 10.3, Section 10.4 and Section 12 shall survive the termination of this Agreement and shall remain in full force and effect, and
(b) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

            10.4 EXPENSES. Except as set forth in this Section 10.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (the "TRANSACTION FEES") shall be paid by the party incurring such expenses. By way of clarification, the Company, not the Selling Stockholders, shall be required to bear and pay any fees and expenses incurred by the Company.

      SECTION 11. INDEMNIFICATION, ETC.

            11.1  SURVIVAL OF REPRESENTATIONS, ETC.

                  (a) (i) The representations and warranties made by the Founders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Founders' Closing Certificate), other than the representations and warranties made by the Founders set forth in Section 2.9 (the "IP REPRESENTATION") (including the representations and warranties relating to the IP Representation set forth in the Founders' Closing Certificate, if any), shall survive the Closing and shall expire on the date that is 12 months after the Closing Date (the "EXPIRATION DATE"); provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Founders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved; and (ii) the IP Representation (including the representations and warranties relating to the IP Representation set forth in the Founders' Closing Certificate, if any) shall survive the Closing and shall expire on the date that is 24 months after the Closing Date (the "IP EXPIRATION DATE"); provided, however, that if, at any time prior to the IP Expiration Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the IP Representation (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the IP Expiration Date until such time as such claim is fully and finally resolved.


                                      42.

                  (b) The representations and warranties made by the Selling Stockholders (consisting solely of the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Selling Stockholders' Closing Certificate) shall survive the Closing and shall expire on the Expiration Date; provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Selling Stockholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

                  (c) All representations and warranties made by the Purchaser shall terminate and expire as of the Closing Date, and any liability of the Purchaser with respect to such representations and warranties shall thereupon cease.

                  (d) The representations, warranties, covenants and obligations of the Founders, the Company and the Selling Stockholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

                  (e) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under this Section 11 (an "INDEMNIFICATION CLAIM"), such Indemnitee (acting in good faith) shall deliver a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties or covenants made in this Agreement (a "CLAIM NOTICE") to the Stockholders' Agent on or prior to the Expiration Date or the IP Expiration Date, as applicable. Each Claim Notice (i) shall contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been a breach of a representation, warranty or covenant contained in this Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under this Section 11 and (ii) shall contain a non-binding, preliminary, good-faith estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "CLAIMED AMOUNT"). Subject to Sections 11.1(a), 11.3 and 11.7 and the other applicable limitations set forth in this Section 11, the Purchaser shall be entitled to hold back an amount equal to the Claimed Amount from the Milestone payments that the Purchaser is required to pay to the Selling Stockholders pursuant to Section 1.3 (collectively, the "MILESTONE PAYMENTS") until the validity of the Indemnification Claim is resolved by arbitration or otherwise.

                  (f) For purposes of this Agreement, (i) each statement or other item of information set forth in the Founders' Disclosure Schedule or in any update to the Founders' Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement; (ii) each statement or other item of information set forth in any Selling Stockholder's Disclosure Schedule or in any update to any Selling Stockholder's Disclosure Schedule shall be deemed to be a representation and warranty made by the Selling Stockholders in this Agreement; and (iii) each statement or other item of information set forth in the Purchaser Disclosure Schedule or in any update to the Purchaser Disclosure Schedule shall be deemed to be a representation and warranty made by the Purchaser in this Agreement.

            11.2  INDEMNIFICATION; PURCHASE PRICE REDUCTION.

                  (a) From and after the Closing Date (but subject to Sections 11.1(a), 11.3, 11.7 and the other applicable limitations set forth in this
Section 11), each of the Founders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and the Purchaser may withhold and deduct (in accordance with Section 11.1(e)) from the Milestone Payments that have not



                                      43.

been paid pursuant to Section 1.3 (other than as a result of a breach of this Agreement by the Purchaser) the amount of, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified by the Founders' Disclosure Schedule) (without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Founders' Disclosure Schedule delivered by the Founders to the Purchaser after the date of this Agreement and prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified by the Founders' Disclosure Schedule, including updates to the Founders' Disclosure Schedule) as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (iii) any breach of any covenant or obligation of the Founders or the Company in this Agreement (consisting of the covenants set forth in Sections 5 and 7); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11.2(a)). The withholding and deduction of any sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

                  (b) From and after the Closing Date (but subject to Section 11.1(b) and the other applicable limitations set forth in this Section 11), each of the Selling Stockholders, severally (and not jointly), shall hold harmless and indemnify each of the Indemnitees from and against, and the Purchaser may withhold and deduct (in accordance with Section 11.1(e)) from the Milestone Payments that have not yet been paid pursuant to Section 1.3 (other than as a result of a breach of this Agreement by the Purchaser) the amount of, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with:
(i) any inaccuracy in or breach of any representation or warranty of such Selling Stockholder set forth in Section 3 (as modified by such Selling Stockholder's Disclosure Schedule) (without giving effect to any update to the Selling Stockholder's Disclosure Schedule delivered by such Selling Stockholder to the Purchaser after the date of this Agreement and prior to the Closing);
(ii) any inaccuracy in or breach of any representation or warranty of such Selling Stockholder set forth in Section 3 (as modified by such Selling Stockholder's Disclosure Schedule) as if such representation and warranty had been made on and as of the Closing Date; (iii) any breach of any covenant or obligation of such Selling Stockholder (consisting of the covenants set forth in Section 6); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11.2(b)). The withholding and deduction of any sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

                  (c) From and after the Closing Date (but subject to Sections 11.1(a), 11.3 and 11.7 and the other applicable limitations set forth in this
Section 11), the Purchaser may withhold and deduct (in accordance with Section 11.1(e)) from the Milestone Payments that have not yet been paid pursuant to
Section 1.3 (other than as a result of a breach of this Agreement by the Purchaser) the amount of, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with:



                                      44.

(i) any inaccuracy in or breach of the IP Representation (as modified by the Founders' Disclosure Schedule) (without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Founders' Disclosure Schedule delivered by the Founders to the Purchaser after the date of this Agreement and prior to the Closing); (ii) any inaccuracy in or breach of the IP Representation (as modified by the Founders' Disclosure Schedule, including updates to the Founders' Disclosure Schedule) as if the IP Representation had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect on the Company" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11.2(c) with respect to the IP Representation). The withholding and deduction of any sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

            11.3 DEDUCTIBLE. The Indemnitors shall not be required to make any indemnification payment or suffer any setoff pursuant to Section 11.2(a) or 11.2(c) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees and to which any Indemnitee is entitled to indemnification under
Section 11.2(a) or 11.2(c), or to which any one or more of the Indemnitees has or have otherwise become subject with respect to which any Indemnitee is entitled to indemnification under Section 11.2(a) or 11.2(c), exceeds US$350,000 in the aggregate. If the total amount of such Damages to which any Indemnitee is entitled to indemnification under Section 11.2(a) or 11.2(c) exceeds US$350,000, then the Indemnitees shall be entitled to be indemnified pursuant to Section 11.2(a) or 11.2(c) against and compensated and reimbursed only for the portion of such Damages exceeding US$350,000.

            11.4  INTENTIONALLY OMITTED.

            11.5 NO CONTRIBUTION. No stockholder of the Company shall have any right of contribution, right of indemnity or other right or remedy against the Purchaser or the Company in connection with any indemnification obligation or any other Liability to which she, he or it may become subject under or in connection with this Agreement (except as to the material breach by the Purchaser of the covenants and agreements of the Purchaser referred to in Sections 7.4 and 9.8).

            11.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, the Purchaser or any other Person) with respect to which any of the Indemnitors may, in the Purchaser's reasonable judgment, become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 11. , the Purchaser shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. The Indemnitors shall be entitled, at their expense, to participate in any defense of such claim or Legal Proceeding. If the Purchaser so proceeds with the defense of any such claim or Legal Proceeding:

                  (a) each Indemnitor shall make available to the Purchaser any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                  (b) the Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding only with the consent of the Stockholders' Agent; provided, however, that such consent shall not be unreasonably withheld.



                                      45.

The Purchaser shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against the Purchaser or the Company; provided, however, any failure on the part of the Purchaser to so notify the Stockholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 11 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If the Purchaser does not elect to proceed with the defense of any such claim or Legal Proceeding within 30 days of learning of the Legal Proceeding against the Purchaser or the Company, the Stockholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to the Purchaser; provided, however, that the Stockholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of the Purchaser (which consent may not be unreasonably withheld). The party controlling such defense (the "CONTROLLING PARTY") shall keep the non-Controlling Party advised of the status of such Legal Proceeding and the defense thereof and shall consider in good faith the recommendations made by the non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Legal Proceeding and shall otherwise cooperate with and assist the Controlling Party in the defense of such Legal Proceeding.

            11.7  LIMITATIONS.

                  (a)   Notwithstanding any other provision of this Section 11,
(i) no Selling Stockholder will be liable for Damages under this Section 11 in excess of the portion of the Purchase Price payable to such Selling Stockholder pursuant to Section 1.3; (ii) with the exception of claims based on fraud and offsets against Milestone Payments payable pursuant to Section 1.3, no Founder will be liable for Damages under this Section 11 in excess of the amount listed on Exhibit N; and (iii) with the exception of offsets against Milestone Payments, no Selling Stockholder who is not a Founder shall be liable for any Damages under Section 11.2(c). The Purchaser shall not have the right to recover Damages by means of a holdback and deduction from any Milestone Payment unless the Purchaser has submitted a Claim Notice with respect to the amount of Damages proposed to be held back from such Milestone Payment on or prior to the date that such Milestone Payment is due to be paid pursuant to Section 1.7. Nothing in this Section 11.7 or elsewhere in this Agreement shall effect the parties' rights to specific performance or other equitable remedies with respect to the agreements and covenants referred to in this Agreement to be performed after the Closing.

                  (b) Except with respect to claims based on fraud, the rights to indemnification and setoff hereunder shall be the sole and exclusive remedy, and exclusive means of recourse of each of the parties hereto for any claim, breach, violation, loss or otherwise relating to, arising out of or under this Agreement, including any claims against directors and other third parties.

                  (c) Subject to Section 11.7(a), any indemnification obligation under this Agreement of any Selling Stockholder who receives Shares at Closing (as set forth on Exhibit A) that relates to a Claim Notice delivered by the Purchaser on or prior to the first anniversary of the Closing Date shall be satisfied by the return to the Purchaser of a number of Shares equal to the amount of the indemnification obligation divided by 19.00. Subject to Section 11.7(a), any indemnification obligation under this Agreement of any Selling Stockholder who receives Shares at Closing (as set forth on Exhibit A) that relates to a Claim Notice delivered by the Purchaser after the first anniversary of the Closing Date shall be satisfied by (i) the return to the Purchaser of a number of Shares beneficially owned by such Selling Stockholder on the date of the Claim Notice equal to the amount of the indemnification obligation divided by 19.00; and (ii) if the value of the Shares (based on a deemed value of $19.00 per share) beneficially owned by such Selling Stockholder on the date of the Claim Notice is insufficient to compensate the Purchaser for the full



                                      46.

amount of an indemnification obligation, (x) the return to the Purchaser of all of the Shares beneficially owned by such Selling Stockholder on the date of the Claim Notice plus (y) payment to Purchaser of an amount in cash equal to the difference between the full amount of the indemnification obligation and the value of the Shares (based on a deemed value of $19.00 per share) beneficially owned by such Selling Stockholder on the date of the Claim Notice. Each Selling Stockholder who receives Shares at Closing (as set forth on Exhibit A) hereby agrees that, from and after the date of any Claim Notice validly delivered by Purchaser, such Selling Stockholder shall not sell, transfer or otherwise dispose of Shares issued to such Selling Stockholder prior to the final resolution of the matter set forth in the Claim Notice unless, after giving effect to a proposed sale, transfer or other disposition, such Selling Stockholder would beneficially own a number of Shares sufficient to meet such Selling Stockholder's indemnification obligations as set forth in this Section 11.

      SECTION 12. MISCELLANEOUS PROVISIONS

            12.1  STOCKHOLDERS' AGENT.

                  (a) The Selling Stockholders hereby irrevocably appoint Jean-Pierre Rosat as their agent for purposes of this Agreement (the "STOCKHOLDERS' AGENT") to give and receive notices and communications, to authorize delivery to the Selling Stockholders of the Shares and cash pursuant to Section 1.3 and Section 1.7, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to this Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Jean-Pierre Rosat hereby accepts his appointment as the Stockholders' Agent. The Purchaser shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to this Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Stockholders by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Selling Stockholders by the Stockholders' Agent, as fully binding upon such Selling Stockholders. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Selling Stockholders, then the Selling Stockholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify the Purchaser of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of this Agreement. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Selling Stockholders. The Stockholders' Agent shall not be responsible for any act done or omitted thereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Selling Stockholders shall jointly and severally bear and pay the fees and expenses of, as well as indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders' Agent.

                  (b) With regard to the Selling Stockholders' decision to pursue any disputes as to the payment of Milestones pursuant to Section 1.7, every Selling Stockholder must agree in writing to fund the costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in order to receive his, her or its pro rata portion of any Milestone Payment awarded upon the resolution of such dispute. Any Selling Stockholder who does not so agree to fund the efforts of the Stockholders' Agent in such dispute shall forfeit his, her or its portion of any amounts so awarded to the Selling Stockholders who did agree to so fund the Stockholders' Agent. With regard to any activities of the Stockholders' Agent other than pursuing disputed Milestones Payments, the Selling Stockholders hereby agree to pay all costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder.


                                      47.

                  (c) The parties hereby agree that the board of directors of the Company shall include Jean-Pierre Rosat until the termination of the employment agreement between the Company and Mr. Rosat; provided, however, that Mr. Rosat may be removed from the board of directors in the event that any of the Milestones is not achieved or deemed to be achieved on or prior to its respective Extended Milestone Deadline.

                  (d) Notwithstanding Section 12.5 hereof (or any other provision of this Agreement), this Section 12.1 shall be governed by Swiss law on all matters relating to internal relations among the Selling Stockholders and the Stockholders' Agent. Any legal action or other legal proceeding relating to such internal relations shall be resolved by arbitration governed by the Chamber of Commerce and Industry of the Canton of Vaud in accordance with its then-existing arbitration rules. The arbitration shall be held in Lausanne, Switzerland.

            12.2 AMENDMENT. Except as otherwise permitted by Section 1.1, (a) this Agreement may be amended with the approval of the Company and the Purchaser at any time; provided, however, that no amendment shall be made without the approval of any stockholders who have executed this Agreement; and (b) this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            12.3  WAIVER.

                  (a) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            12.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein (including in Section 5.1(b)) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

            12.5 APPLICABLE LAW. Except as set forth in Section 12.1(d), this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            12.6  ARBITRATION.

                  (a) Except as set forth in Section 12.1(d), any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement ("CLAIM"), shall be resolved by final and binding arbitration administered by the International Chamber of Commerce in accordance with its then-existing arbitration rules or procedures regarding commercial or business disputes by a panel of three arbitrators ("ARBITRATORS"): one selected by the Purchaser; one selected by the Stockholders' Agent; and the third selected by the first two Arbitrators. If the Purchaser



                                      48.

or the Stockholders' Agent fails to select an Arbitrator within ten (10) days following the date that the first Arbitrator is selected, then the other shall be entitled to select the second Arbitrator. The arbitration shall be held in New York, New York.

                  (b) The Arbitrators shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or
(iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitation described in clause (i) of this sentence will not apply if such damages are statutorily imposed. The Arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.

                  (c) Each party shall bear its own attorney's fees, expenses, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Arbitrators; and the non-prevailing party in any arbitration shall pay the fees and expenses associated with the arbitration (including the Arbitrators' fees and expenses). The non-prevailing party shall be determined solely by the Arbitrators. Each party shall fully perform and satisfy the arbitration award within 15 days of the service of the award.

                  (d) By agreeing to this binding arbitration provision, as well as the binding arbitration provisions in Section 1.7, the parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this section, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

                  (e) The Purchaser, the Company and the Selling Stockholders agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Selling Stockholders in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

            12.7 DISCLOSURE SCHEDULES. The Founders' Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty to which the relevance of any representation or warranty is reasonably apparent; and (b) each Selling Stockholder's Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Section 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty to which the relevance of any representation or warranty is reasonably apparent. The Purchaser's Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Section 4, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty to which the relevance of any representation or warranty is reasonably apparent.



                                      49.

            12.8 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, each party in such action or suit shall pay its own attorneys' fees and expenses.

            12.9 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that (a) neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of the Purchaser, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect, and (b) neither this Agreement nor any of the Selling Stockholders' rights hereunder may be assigned by any Selling Stockholder without the prior written consent of the Purchaser, and any attempted assignment of this Agreement or any of such rights by any Selling Stockholder without such consent shall be void and of no effect. The parties expressly agree that the Purchaser shall be permitted to assign this Agreement to an entity affiliated with the Purchaser provided that the Purchaser shall guaranty such affiliated entity's obligations under this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            12.10 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) three business days after sent by registered mail or by courier or express delivery service, or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


             If to the Purchaser:              Molecular Devices Corporation
                                               1311 Orleans Drive
                                               Sunnyvale, CA 94089
                                               Attn: Chief Financial Officer
                                               Facsimile: (408) 747-3696

                                               With a copy to:

                                               Cooley Godward LLP
                                               Five Palo Alto Square
                                               3000 El Camino Real
                                               Palo Alto, CA 94306
                                               Attn:  James C. Kitch and Suzanne Sawochka Hooper
                                               Facsimile: (650) 849-7400

               If to the Company:              Cytion SA
                                               Biopole
                                               Ch. Des Croisettes 22
                                               CH -- 1066 Epalinges
                                               Switzerland
                                               Attn: Jean-Pierre Rosat, Ph.D.
                                               Facsimile: 011-41-21-654-70-40


                                      50.

                                               With a copy to:

                                               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                                               One Financial Center
                                               Boston, MA 02111
                                               Attn:  William T. Whelan and William C. Hicks
                                               Facsimile: (617) 542-2241

                                               With a further copy to:

                                               Bourgeois, Muller, Pidoux & Partners
                                               Montbenon 2
                                               C.P. 2293
                                               1002 Lausanne
                                               Switzerland
                                               Attn:  Jean-Luc Chenaux
                                               Facsimile:  (41 21) 321 45 46

               If to the Stockholders'         Jean-Pierre Rosat, Ph.D., as Stockholders' Agent
               Agent or any of the             c/o Cytion SA
               Selling Stockholders:           Biopole
                                               Ch. Des Croisettes 22
                                               CH -- 1066 Epalinges
                                               Switzerland
                                               Facsimile: 011-41-21-654-70-40

                                               With a copy to:

                                               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                                               One Financial Center
                                               Boston, MA 02111
                                               Attn:  William T. Whelan and William C. Hicks
                                               Facsimile: (617) 542-2241

                                               With a further copy to:

                                               Bourgeois, Muller, Pidoux & Partners
                                               Montbenon 2
                                               C.P. 2293
                                               1002 Lausanne
                                               Switzerland
                                               Attn:  Jean-Luc Chenaux
                                               Facsimile:  (41 21) 321 45 46


            12.11 COOPERATION. Each of the Selling Stockholders, the Company and the Purchaser agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

                                      51.

            12.12 NO PERSONAL LIABILITY OF DIRECTORS OF THE COMPANY. With the exception of claims based on fraud, the parties hereto agree that the directors of the Company (in their capacity as such) shall in no event be personally liable for any loss or damages in connection with this Agreement or the transactions contemplated hereby.

            12.13 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Moreover, the parties hereto acknowledge that their command of the English language allows them to fully understand all provisions of this Agreement, and that in the event that a copy of this Agreement is translated into another language, the official version shall be the English language version, which shall prevail in all instances.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                  (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.



                                      52.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date indicated.



                             MOLECULAR DEVICES CORPORATION

                             By:   /s/ Joseph D. Keegan
                                -----------------------------------------------
                                   Name:  Joseph D. Keegan
                                   Title: Chief Executive Officer and President
                             Date: July 6, 2001



                             CYTION SA

                             By:    /s/ Jean-Pierre Rosat
                                -----------------------------------------------
                                   Name:  Jean-Pierre Rosat
                                   Title: Chief Executive Officer
                             Date: July 6, 2001

                             By:   /s/ Christian Schmidt
                                -----------------------------------------------
                                   Name:  Christian Schmidt
                                   Title: Chief Scientific Officer and President
                             Date: July 6, 2001



                             JEAN-PIERRE ROSAT, AS STOCKHOLDERS' AGENT

                             By:    /s/ Jean-Pierre Rosat
                                -----------------------------------------------
                             Date:  July 6, 2001



                             SELLING STOCKHOLDERS

                             CHRISTIAN SCHMIDT

                             By:    /s/ Christian Schmidt
                                -----------------------------------------------
                             Date:  July 6, 2001



                                      53.

                             JEAN-PIERRE ROSAT

                             By:    /s/ Jean-Pierre Rosat
                                -----------------------------------------------
                             Date:  July 6, 2001



                             CEDRIC HAENNI

                             By:    /s/ Cedric Haenni
                                -----------------------------------------------
                              Date:  July 6, 2001



                             BANEXI VENTURES III

                             By:    /s/ Michel Dahan
                                -----------------------------------------------
                                    Name:  Michel Dahan
                                    Title: General Partner of Banexi Ventures
                                           Partners, company managing the Fund
                                           Banexi Ventures III FCPR
                             Date:  July 6, 2001



                             INITIATIVE CAPITAL SA

                             By:    /s/ Christian Grandjean
                                -----------------------------------------------
                                    Name: Christian Grandjean
                                    Title:  Director
                             Date:  July 6, 2001

                             By:    /s/ C. Schrepfer
                                -----------------------------------------------
                                    Name: C. Schrepfer
                                    Title:  Administrator
                             Date:  July 6, 2001



                             ANGO IRISH BANK (SUISSE), SA

                             By:    /s/ Luis Fuentes
                                -----------------------------------------------
                                    Name: Luis Fuentes
                                    Title: Manager
                             Date:  July 6, 2001

                             By:    /s/ Jean-L. Girood
                                -----------------------------------------------
                                    Name: Jean-L. Girood
                                    Title: Assistant Manager
                             Date:  July 6, 2001




                                      54.

                             MARTIN VELASCO

                             By:    /s/ Martin Velasco
                                -----------------------------------------------
                             Date:  July 6, 2001



                             BERNARD RUEGER

                             By:    /s/ Bernard Rueger
                                -----------------------------------------------
                             Date:  July 7, 2001



                             CHRISTIAN GRANDJEAN

                             By:    /s/ Christian Grandjean
                                -----------------------------------------------
                             Date:  July 6, 2001



                             CLAUDE ROMY

                             By:    /s/ Claude Romy
                                -----------------------------------------------
                             Date:  July 6, 2001



                             ANDRE FATTET

                             By:    /s/ Andre Fattet
                                -----------------------------------------------
                             Date:  July 9, 2001



                             HARALD OTT

                             By:    /s/ Harald Ott
                                -----------------------------------------------
                             Date:  July 7, 2001



                             BEAT ULRICH

                             By:    /s/ Beat Ulrich
                                -----------------------------------------------
                             Date:  July 10, 2001


                                      55.

                             GONZUAGUE DU COUEDIC

                             By:    /s/ Gonzuague du Couedic
                                -----------------------------------------------
                             Date:  July 10, 2001



                             MICHAEL SJOSTROM

                             By:    /s/ Michael Sjostrom
                                -----------------------------------------------
                             Date:  July 11, 2001



                             VINCENT OSSIPOV

                             By:    /s/ Vincent Ossipov
                                -----------------------------------------------
                             Date:  July 6, 2001



                             JEROME DE WITT

                             By:    /s/ Jerome De Witt
                                -----------------------------------------------
                             Date:  July 9, 2001





                             JAKUB HLASEK

                             By:    /s/ Jakub Hlasek
                                -----------------------------------------------
                             Date:  July 8, 2001



                             NICOLAS ROCHAT

                             By:    /s/ Nicolas Rochat
                                -----------------------------------------------
                             Date:  July 7, 2001



                                      56.

                             DARIO SCUDERI


                             By:    /s/ Dario Scuderi
                                -----------------------------------------------
                             Date:  July 10, 2001



                             EMMANUEL DE REYNIES


                             By:    /s/ Emmanuel de Reynies
                                -----------------------------------------------
                             Date:  July 11, 2001



                             JEAN-NICOLAS FAVRE



                             By:    /s/ Jean-Nicolas Favre
                                -----------------------------------------------
                             Date:  July 8, 2001



                             MICHEL DIZERENS

                             By:    /s/ Michel Dizerens
                                -----------------------------------------------
                             Date:  July 7, 2001



                             JEAN QUELOZ

                             By:    /s/ Jean Queloz
                                -----------------------------------------------
                             Date:  July 11, 2001



                             MIREILLE NAYLOR

                             By:    /s/ Mireille Naylor
                                -----------------------------------------------
                             Date:  July 10, 2001



                                      57.

                             CHRISTIAN COCHARD

                             By:    s/ Christian Cochard
                                -----------------------------------------------
                             Date:  July 8, 2001



                             ALEXANDER MOSCHO

                             By:    s/ Alexander Moscho
                                -----------------------------------------------
                             Date:  July 9, 2001



                             JOELLE DEBEY

                             By:    s/ Joelle Debey
                                -----------------------------------------------
                             Date:  July 19, 2001



                             NICOLAS BORBOEN

                             By:    s/ Nicolas Borboen
                                -----------------------------------------------
                             Date:  July 19, 2001



                             DAVID ISLIKER

                             By:    s/ David Isliker
                                -----------------------------------------------
                             Date:  July 19, 2001



                             ROSA CASTILLO

                             By:    s/ Rosa Castillo
                                -----------------------------------------------
                             Date:  July 19, 2001



                                      58.

                             PHILIPPE BUSSIEN

                             By:    s/ Philippe Bussien
                                -----------------------------------------------
                             Date:  July 19, 2001



                             GREGORY STOECKLI

                             By:    s/ Gregory Stoeckli
                                -----------------------------------------------
                             Date:  July 19, 2001



                             STEPHANE PERROUD

                             By:    s/ Stephane Perroud
                                -----------------------------------------------
                             Date:  July 19, 2001



                             ALAIN RAMIREZ

                             By:    s/ Alain Ramirez
                                -----------------------------------------------
                             Date:  July 19, 2001



                             M GIBBS

                             By:    s/ Thomas W. Gibbs
                                -----------------------------------------------
                             Date:  July 19, 2001



                             CRISTINA DAVIS

                             By:    s/ Cristina E. Davis
                                -----------------------------------------------
                             Date:  July 19, 2001



                                      59.

                             JULIEN PIOT

                             By:    s/ Julien Piot
                                -----------------------------------------------
                             Date:  July 19, 2001



                             WILMA LUKAS

                             By:    s/ Wilma Lukas
                                -----------------------------------------------
                             Date:  July 19, 2001



                             HUGUES ABRIEL

                             By:    s/ Hugues Abriel
                                -----------------------------------------------
                             Date:  July 19, 2001



                             ANDREAS BRECHT

                             By:    s/ Andreas Brecht
                                -----------------------------------------------
                             Date:  July 19, 2001



                             BERT SAKMANN

                             By:    s/ Bert Sakmann
                                -----------------------------------------------
                             Date:  July 19, 2001



                             PHILIPPE RENAUD

                             By:    s/ Philippe Renaud
                                -----------------------------------------------
                             Date:  July 19, 2001




                                      60.

                             JACQUES ESSINGER

                             By:    s/ Jacques Essinger
                                -----------------------------------------------
                             Date:  July 19, 2001



                             DOUG EATON

                             By:    s/ Douglas C. Eaton
                                -----------------------------------------------
                             Date:  July 19, 2001







                                      61.

                                    EXHIBIT B

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this Exhibit B):

      ACQUISITION. "Acquisition" shall mean the acquisition by the Purchaser of the Company Shares.

      ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by the Purchaser) contemplating or otherwise relating to any Acquisition Transaction.

      ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving: (a) the sale, license (or other grant of rights), disposition or acquisition of all or a material portion of the business or assets of the Company or any direct or indirect subsidiary or division of the Company; (b) the issuance, grant, disposition or acquisition of
(i) twenty percent of the capital stock of the Company or any direct or indirect subsidiary of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire twenty percent of the capital stock of the Company or any direct or indirect subsidiary of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for twenty percent of the capital stock of the Company or any direct or indirect subsidiary of the Company; (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company or any direct or indirect subsidiary of the Company; or
(d) any liquidation or dissolution of the Company; provided, however, that (A) the grant of stock options or issuance of capital stock or the right to purchase capital stock by the Company to its employees and consultants in the ordinary course of business will not be deemed to be an "Acquisition Transaction," if such grant is made pursuant to the Company's existing stock option plans and is consistent with the Company's past practices, and (B) the issuance of capital stock by the Company to its employees and consultants upon the exercise of outstanding stock options will not be deemed to be an "Acquisition Transaction."

      AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit B is attached, as it may be amended from time to time.

      ARBITRATORS. "Arbitrators" shall mean the three arbitrators appointed to administer the arbitration of any Claim under the Agreement.

      CLAIM. "Claim" shall mean any legal action or other legal proceeding relating to the Agreement or the enforcement of any provision of the Agreement.

      CLAIM AMOUNT. "Claim Amount" shall have the meaning set forth in Section 11.1(e) of the Agreement.

      CLAIM NOTICE. "Claim Notice" shall have the meaning set forth in Section 11.1(e) of the Agreement.

      CLOSING. "Closing" shall mean the consummation of the transactions contemplated by the Agreement.

      CLOSING DATE. "Closing Date" shall have the meaning set forth in Section
1.4 of the Agreement.

      CLOSING OPTIONS. "Closing Options" shall have the meaning set forth in
Section 3.1 of the

      Agreement.

      CODE. "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

      COMPANY COMMON STOCK. "Company Common Stock" shall mean the common stock, CHF 10 par value per share, of the Company.

      COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party which has not expired by its terms; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

      COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall mean the financial statements and notes referred to in Section 2.4 of the Agreement.

      COMPANY OPTIONS. "Company Options" shall mean the stock options granted by the Company pursuant to the Company's stock option plans.

      COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

      COMPANY RETURNS. "Company Returns" shall mean each material Tax Return required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date.

      COMPANY SHARES. "Company Shares" shall mean the shares of Company Common Stock owned by the Selling Stockholders to be acquired by the Purchaser.

      COMPANY SOURCE CODE. "Company Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Company Proprietary Asset.

      COMPANY STOCK CERTIFICATE. "Company Stock Certificate" shall mean a valid certificate previously representing any shares of Company Common Stock.

      CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      DAMAGES. "Damages" include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgement, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense of any nature.

      DETERMINATION RESOLUTION PERIOD. "Determination Resolution Period" shall have the meaning set forth in Section 1.7(b) of the Agreement.

      ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

      ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

      EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      EXPIRATION DATE. "Expiration Date" shall have the meaning set forth in
Section 11.1(a)(i) of the Agreement.

      EXTENDED MILESTONE DEADLINE. "Extended Milestone Deadline" shall mean each of the Milestone A Extended Deadline, the Milestone B Extended Deadline, the Milestone C Extended Deadline and the Milestone D Extended Deadline.

      FOUNDERS. "Founders" shall mean Jean-Pierre Rosat and Christian Schmidt.

      FOUNDERS' CLOSING CERTIFICATE. "Founders' Closing Certificate" shall have the meaning set forth in Section 8.5(f)(i) of the Agreement.

      FOUNDERS' DISCLOSURE SCHEDULE. "Founders' Disclosure Schedule" shall mean the Founders' Disclosure Schedule that has been prepared by the Founders in accordance with the requirements of Section 12.7 of the Agreement and that has been delivered by the Founders to the Purchaser on the date of the Agreement and signed by each of the Founders.

      GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district, canton or other jurisdiction of any nature; (b) federal, state, local, municipal, canton, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

      INDEMNITORS. "Indemnitors" shall mean the stockholders of the Company who shall have received, or shall be entitled to receive, the Shares and cash pursuant to Section 1.3 of the Agreement.

      INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the stockholders of the Company shall not be deemed to be "Indemnitees."

      IP EXPIRATION DATE. "IP Expiration Date" shall have the meaning set forth in Section 11.1(a)(ii) of the Agreement.

      KNOWLEDGE. Information shall be deemed to be known to or to the "Knowledge" of (a) the Founders if that information is actually known by any Founder or should reasonably be known by any Founder after due inquiry; (b) a Selling Stockholder if that information is actually known by any Selling Stockholder or should reasonably be known by any Stockholder after due inquiry; or (c) the Purchaser if that information is actually known by the Purchaser or should reasonably be known by the Purchaser after due inquiry.

      LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

      LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

      MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (a) the business, financial condition, capitalization, assets, liabilities, results of operations or prospects of the Company taken as a whole, (b) the ability of the Company to consummate the Acquisition or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (c) the Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to all of the stock of the Company. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Purchaser if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (A) the business, financial condition, capitalization, assets, liabilities, results of operations or prospects of the Purchaser, or (B) the ability of the Purchaser to consummate the Acquisition or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, taking the Purchaser and its Subsidiaries together as a whole. The parties acknowledge that the dollar thresholds set forth in the various representations and warranties and elsewhere in the Agreement were established to permit a more efficient administration of the Agreement and are not to be considered in determining whether an event, violation, inaccuracy, circumstance or other matter will be deemed to constitute a "Material Adverse

Effect" with respect to the Company or the Purchaser, as the case may be.

      MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.

      MILESTONE. "Milestone" shall mean each of Milestone A, Milestone B, Milestone C and Milestone D.

      MILESTONE A. "Milestone A" shall have the meaning set forth in Exhibit C to the Agreement.

      MILESTONE A DEADLINE. "Milestone A Deadline" shall mean December 31, 2001.

      MILESTONE A EXTENDED DEADLINE. "Milestone A Extended Deadline" shall mean April 30, 2002.

      MILESTONE B. "Milestone B" shall have the meaning set forth in Exhibit D to the Agreement.

      MILESTONE B DEADLINE. "Milestone B Deadline" shall mean April 30, 2002.

      MILESTONE B EXTENDED DEADLINE. "Milestone B Extended Deadline" shall mean June 30, 2002.

      MILESTONE C. "Milestone C" shall have the meaning set forth in Exhibit E to the Agreement.

      MILESTONE C DEADLINE. "Milestone C Deadline" shall June 30, 2002.

      MILESTONE C EXTENDED DEADLINE. "Milestone C Extended Deadline" shall mean December 31, 2002.

      MILESTONE D. "Milestone D" shall have the meaning set forth in Exhibit F to the Agreement.

      MILESTONE D DEADLINE. "Milestone D Deadline" shall mean March 31, 2003.

      MILESTONE D EXTENDED DEADLINE. "Milestone D Extended Deadline" shall mean June 30, 2003.

      MILESTONE NOTICE. "Milestone Notice" shall have the meaning set forth in
Section 1.7(b) of the Agreement.

      MILESTONES ARBITRATOR. "Milestones Arbitrator" shall have the meaning set forth in Section 1.7(b) of the Agreement.

      ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

      PERSON. "Person" shall mean any individual, Entity or Governmental Body.

      PLANS. "Plans" shall mean each salary, bonus, deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement, whether or not in writing, maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company or pursuant to which any of the Purchaser or the Company could incur liability (including any such plan, program or agreement maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former employee located in the United States, or in any other jurisdiction.

      PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of the Agreement through the Closing Date.

      PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

      PURCHASE PRICE. "Purchase Price" shall have the meaning set forth in
Section 1.3 of the Agreement.

      PURCHASER COMMON STOCK. "Purchaser Common Stock" shall mean the Common Stock, US$.001 par value per share, of the Purchaser.

      PURCHASER CONTRACT. "Purchaser Contract" shall mean any Contract: (a) to which the Purchaser is a party; (b) by which the Purchaser or any asset of the Purchaser is or may become bound or under which the Purchaser has, or may become subject to, any obligation; or (c) under which the Purchaser has or may acquire any right or interest.

      PURCHASER ESPP. "Purchaser ESPP" shall mean the Purchaser's Employee Stock Purchase Plan.

      PURCHASER OPTIONS. "Purchaser Options" shall mean stock options granted by the Purchaser pursuant to the Purchaser's stock option plans.

      PURCHASER SEC DOCUMENTS. "Purchaser SEC Documents" shall have the meaning set forth in Section 4.2(a) of the Agreement.

      RELATED PARTY. "Related Party" shall mean: (a) each individual who is, or who has at any time since the inception of the Company been, an officer of the Company; (b) each member of the immediate family of each of the individuals referred to in clause "(a)" above; and (c) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(a)"and "(b)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).

      REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, affiliates, agents, attorneys, accountants, advisors and representatives.

      SEC. "SEC" shall mean the United States Securities and Exchange
Commission.

      SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

      SELLING STOCKHOLDER'S DISCLOSURE SCHEDULE. "Selling Stockholder's Disclosure Schedule" shall mean the Selling Stockholder's Disclosure Schedule that has been prepared by a Selling Stockholder in accordance with the requirements of Section 12.7 of the Agreement and that has been delivered by such Selling Stockholder to the Purchaser on the date of the Agreement and signed by such Selling Stockholder.

      SELLING STOCKHOLDERS. "Selling Stockholders" shall mean the parties identified on Exhibit A of the Agreement.

      SELLING STOCKHOLDERS' CLOSING CERTIFICATE. "Selling Stockholders' Closing Certificate" shall have the meaning set forth in Section 8.5(f)(ii) of the Agreement.

      SHARES. "Shares" shall mean the 400,000 shares of Purchaser Common Stock to be issued at Closing.

      STOCKHOLDERS' AGENT. "Stockholders' Agent" shall refer to Jean-Pierre Rosat or any successor agent pursuant to Section 12.1.

      SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

      SUPPORT. "Support" shall have the meaning set forth in Section 1.7(c) of the Agreement.

      TAX. "Tax" shall mean any tax (including old age social security and unemployment contributions and any income tax, franchise tax, capital gains tax, capital tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, wealth tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      TERMINATION DATE. "Termination Date" shall have the meaning set forth in
Section 10.1(b) of the Agreement.

      TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall refer to (a) the Agreement; (b) the Employment Agreements; (c) the Employee Noncompetition Agreement; (d) the Employee Lock-Up Agreement; (e) the Financial Investor Lock-Up Agreement; and (f) the Release.

      TRANSACTION FEES. "Transaction Fees" shall mean all fees and expenses incurred in connection with this Agreement and the transactions contemplated by the Agreement.

      UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company as of April 30, 2001.

      UNITED STATES. "United States" shall mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

      U.S. PERSON. "U.S. person" shall mean: (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any estate of which any executor or administrator is a U.S. person; (d) any trust of which any trustee is a U.S. person; (e) any agency or branch of a foreign entity located in the United States; (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (g) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (h) any partnership or corporation if: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Section 501(a) of the Securities Act) who are not natural persons, estates or trusts.

The following are not "U.S. persons": (A) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (B) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (1) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (2) the estate is governed by foreign law; (C) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. person; (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (E) any agency or branch of a U.S. person located outside the United States if: (i) the agency or branch operates for valid business reasons; (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (iii) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.